                       SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934



      Date of Report (Date of earliest event reported):  November 1, 1995
                                                         ----------------



                             CITI-BANCSHARES, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)





   Florida                         0-18507                       59-2298309
---------------                 ------------                 -------------------
(State or other                 (Commission                  (IRS Employer
jurisdiction of                 File Number)                 Identification No.)
incorporation)


                             1211 N. Boulevard West
                            Leesburg, Florida 34748
        ----------------------------------------------------------------
        (Addresses, including zip codes, of principal executive offices)

                                 (904) 787-5111
             -----------------------------------------------------
             (Registrant's telephone numbers, including area code)

ITEM 5. OTHER EVENTS.

     On November 1, 1995, Citi-Bancshares, Inc. ("CBI") executed an Agreement and Plan of Merger (the "Agreement"), dated as of October 20, 1995, with Citizens First Bancshares, Inc. ("CFB") pursuant to which CFB will be acquired by CBI. The Boards of Directors of CBI and CFB approved the Agreement and the transactions contemplated thereby meetings held on October 19, 1995.

     In accordance with the terms of the Agreement, CBI will acquire CFB pursuant to a merger (the "Merger") of CFB with and into CBI as the surviving entity. Also as a result of the Merger, each share of the $.10 par value common stock of CFB ("CFB Common Stock") outstanding immediately prior to the effective time of the Merger (as described in the Agreement, the "Effective Time") will be converted into the right to receive that number of shares of the $.01 par value common stock of CBI ("CBI Common Stock") equal to 425,000 divided by the number of shares of CFB Common Stock issued and outstanding at the Effective Time, subject to possible adjustment upon the occurrence of certain events.

     The Agreement also prohibits CFB from paying any cash dividends with respect to the CFB Common Stock.

     The Merger is intended to constitute a tax-free reorganization under the Internal Revenue Code of 1986, as amended, and to be accounted for as a pooling of interests.

     Consummation of the Merger is subject to various conditions, including among others: (i) receipt of the approval by the shareholders of CFB of the Agreement and the Merger as required under Florida law; (ii) receipt of certain regulatory approvals, including that of the Board of Governors of the Federal Reserve System; (iii) receipt of an opinion of counsel as to the tax-free nature of certain aspects of the Merger; (iv) receipt of a satisfactory opinion from an independent auditor to the effect that the Merger qualifies to be accounted for as a pooling of interests; and (v) satisfaction of certain usual conditions.

     The Agreement and the Merger will be submitted for approval of CFB's shareholders at a special meeting of CFB's shareholders. Prior to this meeting, CBI will file a registration statement with the Securities and Exchange Commission registering under the Securities Act of 1933, as amended, the CBI Common Stock to be issued in exchange for the outstanding shares of CFB. Such shares of CBI Common Stock will be offered to the CFB shareholders pursuant to a prospectus that will also serve as a proxy statement for the CFB shareholders' meeting.

     For additional information regarding the Agreement, please refer to the copy of the Agreement which is included as an Exhibit to this Current Report on Form 8-K. The foregoing discussion is qualified in its entirety by reference to such document.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

     The exhibits listed in the Exhibit Index are filed as part of this Current Report on Form 8-K.

SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   CITI-BANCSHARES, INC.
                                        (Registrant)




                                   By: /s/ Ken W. Mullis
                                       ---------------------------
                                   Name:  Ken W. Mullis
                                   Title: President and Chief Executive Officer


Date:  November 7, 1995

                               INDEX TO EXHIBITS


                                                                      Sequential
Exhibit                                                                Page No.
-------                                                               ----------


A.   Press Release dated November 2, 1995, announcing the execution of the definitive Agreement and Plan of Merger ..................

B.   Agreement and Plan of Merger dated as of October 20, 1995 .......

                                   EXHIBIT A

                                 PRESS RELEASE


                                 PRESS RELEASE

                             FOR IMMEDIATE RELEASE

9:00 A.M.

November 2, 1995


Contacts:  Kenneth W. Mullis                     H. Reid Sides, Jr.
           Citi-Bancshares, Inc.                 Citizens First Bancshares, Inc.
           (904) 787-5111                        (904) 732-2223

                             CITI-BANCSHARES, INC.

                                      AND

                        CITIZENS FIRST BANCSHARES, INC.

                                    TO MERGE

     Citi-Bancshares, Inc. ("Citi-Bancshares"), Leesburg, Florida (Nasdaq NMS:
CNB), and Citizens First Bancshares, Inc. ("Citizens First"), Ocala, Florida, announced the signing of a definitive Agreement and Plan of Merger whereby Citizens First will merge with and into Citi-Bancshares in exchange for Citi-Bancshares common stock. Citizens First's banking subsidiary, Citizens First Bank of Ocala, will be merged with and into Citi-Bancshares' subsidiary, Citizens National Bank of Leesburg.
     The transaction is expected to be completed in the first quarter of 1996, subject to applicable shareholder and regulatory approvals.
     Mr. H. Reid Sides, Jr., President and Chief Executive Officer of Citizens First, stated "We are pleased to announce our definitive agreement with Citi-Bancshares and believe that this transaction is an outstanding opportunity for our shareholders, customers and employees. We look forward to the merger with Citi-Bancshares, which is a strong, local independent community banking organization. Associating with Citi-Bancshares will allow us to keep decision making at the local level thereby retaining our community bank philosophy and commitment to personalized banking."
     Mr. Kenneth W. Mullis, President of Citi-Bancshares, stated "This is a very attractive acquisition for Citi-Bancshares. The resulting organization will be strongly capitalized and will retain its focus on personal service to its customers and communities."
     Citi-Bancshares is a $455 million asset bank holding company which, through its subsidiary Citizens National Bank of Leesburg, provides a broad range of banking, trust and financial services to commercial and individual customers located in Lake, Marion and Sumter Counties in Central Florida. Citi-Bancshares' headquarters are located at 1211 North Boulevard West, Leesburg, Florida; telephone (904) 787-5111.
     Citizens First is a $41 million asset bank holding company whose subsidiary is Citizens First Bank of Ocala, Ocala, Florida.

                                  EXHIBIT B

                         AGREEMENT AND PLAN OF MERGER

                          AGREEMENT AND PLAN OF MERGER

                                 BY AND BETWEEN

                        CITIZENS FIRST BANCSHARES, INC.

                                      AND

                             CITI-BANCSHARES, INC.


                          DATED AS OF OCTOBER 19, 1995

                               TABLE OF CONTENTS

                                                                                                            PAGE
                                                                                                            ----
Parties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
Preamble  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
ARTICLE 1 - TRANSACTIONS AND TERMS OF MERGER  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
1.1      Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
1.2      Time and Place of Closing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
1.3      Effective Time . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
1.4      Bank Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
ARTICLE 2 - TERMS OF MERGER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
2.1      Charter  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
2.2      Bylaws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
2.3      Directors and Officers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
ARTICLE 3 - MANNER OF CONVERTING SHARES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
3.1      Conversion of Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
3.2      Anti-Dilution Provisions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
3.3      Shares Held by CFB or CBI  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
3.4      Dissenting Shareholders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
3.5      Fractional Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
ARTICLE 4 - EXCHANGE OF SHARES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
4.1      Exchange Procedures  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
4.2      Rights of Former CFB Shareholders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
ARTICLE 5 - REPRESENTATIONS AND WARRANTIES OF CFB . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
5.1      Organization, Standing, and Power  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
5.2      Authority; No Breach By Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
5.3      Capital Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5
5.4      CFB Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5
5.5      Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
5.6      Absence of Undisclosed Liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
5.7      Absence of Certain Changes or Events . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
5.8      Tax Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
5.9      Allowance for Possible Loan Losses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
5.10       Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
5.11       Environmental Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
5.12       Compliance With Laws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
5.13       Labor Relations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
5.14       Employee Benefit Plans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
5.15       Material Contracts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
5.16       Legal Proceedings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
5.17       Reports  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
5.18       Statements True and Correct  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
5.19       Accounting, Tax and Regulatory Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
5.20       State Takeover Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
5.21       Charter Provisions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
5.22       Directors' Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
5.23       Shareholders' Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
5.24       Federal Home Loan Bank of Atlanta  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
5.25       Real Estate/Construction . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12

ARTICLE 6 - REPRESENTATIONS AND WARRANTIES OF CBI . . . . . . . . . . . . . . . . . . . . . . . . . . . .    12
6.1      Organization, Standing, and Power  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    12
6.2      Authority; No Breach By Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    13
6.3      Capital Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    13
6.4      Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    13
6.5      Absence of Undisclosed Liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    14
6.6      Absence of Certain Changes or Events . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    14
6.7      Environmental Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    14
6.8      Compliance With Laws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    15
6.9      Employee Benefit Plans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    15
6.10       Legal Proceedings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    15
6.11       Reports  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    16
6.12       Statements True and Correct  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    16
6.13       Accounting, Tax and Regulatory Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . .    16
6.14       Labor Relations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    16
6.15       Tax Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    17
6.16       Allowance for Possible Loan Losses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    17
6.17       Material Contracts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    17
ARTICLE 7 - CONDUCT OF BUSINESS PENDING CONSUMMATION  . . . . . . . . . . . . . . . . . . . . . . . . . .    17
7.1      Affirmative Covenants of CFB . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    17
7.2      Negative Covenants of CFB  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    18
7.3      Covenants of CBI . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    19
7.4      Adverse Changes in Condition . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    19
7.5      Reports  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    20
ARTICLE 8 - ADDITIONAL AGREEMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    20
8.1      Registration Statement; Proxy Statement; Shareholder Approval  . . . . . . . . . . . . . . . . .    20
8.2      Exchange Listing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    20
8.3      Applications . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    20
8.4      Filings with State Offices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    20
8.5      Agreement as to Efforts to Consummate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    20
8.6      Investigation and Confidentiality  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    21
8.7      Press Releases . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    21
8.8      Certain Actions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    21
8.9      Accounting and Tax Treatment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    22
8.10       State Takeover Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    22
8.11       Charter Provisions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    22
8.12       Agreements of Affiliates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    22
8.13       Employee Benefits and Contracts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    22
8.14       Certain Policies of CFB  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    22
8.15       Real Estate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    23
8.16       Director and Officer Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    23
ARTICLE 9 - CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE . . . . . . . . . . . . . . . . . . . . . .    23
9.1      Conditions to Obligations of Each Party  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    23
9.2      Conditions to Obligations of CBI . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    24
9.3      Conditions to Obligations of CFB . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    25
ARTICLE 10 - TERMINATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    26
10.1       Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    26
10.2       Effect of Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    27
10.3       Non-Survival of Representations and Covenants  . . . . . . . . . . . . . . . . . . . . . . . .    27
ARTICLE 11 - MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    27
11.1       Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    27

11.2       Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    33
11.3       Brokers and Finders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    33
11.4       Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    33
11.5       Amendments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    33
11.6       Waivers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    34
11.7       Assignment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    34
11.8       Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    34
11.9       Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    35
11.10      Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    35
11.11      Captions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    35
11.12      Interpretations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    35
11.13      Enforcement of Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    35
11.14      Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    35
Signatures  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    35

                          AGREEMENT AND PLAN OF MERGER


         THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is made and entered into as of October 19, 1995, by and between CITIZENS FIRST BANCSHARES, INC. ("CFB"), a Florida corporation having its principal office located in Ocala, Florida; and CITI-BANCSHARES, INC. ("CBI"), a Florida corporation having its principal office located in Leesburg, Florida.

                                    PREAMBLE

         The Boards of Directors of CFB and CBI are of the opinion that the transactions described herein are in the best interests of the parties and their respective shareholders. This Agreement provides for the acquisition of CFB by CBI pursuant to the Merger (as defined below) of CFB with and into CBI. At the effective time of such Merger, the outstanding shares of the capital stock of CFB shall be converted into the right to receive shares of the common stock of CBI (except as provided herein). As a result, shareholders of CFB shall become shareholders of CBI and CBI shall continue to conduct the business and operations of CFB. The transactions described in this Agreement are subject to the approvals of the shareholders of CFB, the Board of Governors of the Federal Reserve System, the Office of the Comptroller of the Currency, the Florida State Banking Department and other necessary authorities, and the satisfaction of certain other conditions described in this Agreement. It is the intention of the parties to this Agreement that the Merger for federal income tax purposes shall qualify as a "reorganization" within the meaning of
Section 368(a) of the Internal Revenue Code, and for accounting purposes shall qualify for treatment as a pooling of interests.

    Following the Closing of the Merger, Citizens First Bank of Ocala ("CFBO"), a wholly-owned Florida state bank subsidiary of CFB, will be merged (the "Bank Merger") with Citizens National Bank of Leesburg ("CNBL"), a wholly-owned subsidiary of CBI.

   Certain terms used in this Agreement are defined in Section 11.1 of this Agreement.

         NOW, THEREFORE, in consideration of the above and the mutual warranties, representations, covenants and agreements set forth herein, the parties agree as follows:


                                   ARTICLE 1
                        TRANSACTIONS AND TERMS OF MERGER

         1.1 Merger. Subject to the terms and conditions of this Agreement, at the Effective Time, CFB shall be merged with and into CBI in accordance with the provisions of Section 607.1101 of the FBCA and with the effect provided in
Section 607.1106 of the FBCA (the "Merger"). CBI shall be the Surviving Corporation resulting from the Merger and shall continue to be governed by the Laws of the State of Florida. The Merger shall be consummated pursuant to the terms of this Agreement, which has been approved and adopted by the respective Boards of Directors of CFB and CBI.

         1.2 TIME AND PLACE OF CLOSING. The Closing will take place at 9:00 A.M. on the date that the Effective Time occurs (or the immediately preceding day if the Effective Time is earlier than 9:00 A.M.), or at such other time as the Parties, acting through their chief executive officers or chief financial officers, may mutually agree. The place of Closing shall be at the offices of Alston & Bird, Atlanta, Georgia, or such other place as may be mutually agreed upon by the Parties.

         1.3 EFFECTIVE TIME. The Merger and other transactions contemplated by this Agreement shall become effective on the date and at the time the Articles of Merger reflecting the Merger shall become effective with the Secretary of State of the State of Florida (the "Effective Time"). Subject to the terms and conditions hereof, unless otherwise mutually agreed upon in writing by the chief executive officers or chief financial officers of each Party, the Parties shall use their reasonable efforts to cause the Effective Time to occur on (a) the last business day of the month in which occurs the last to occur of (i) the effective date (including expiration of any applicable waiting period) of the last required Consent of any Regulatory Authority having authority over and approving or exempting the Merger, and (ii) the date on which the shareholders of CFB approve this Agreement to the extent such approval is required by applicable Law or (b) such later date within 30 days thereof as may be specified by CBI.

         1.4 BANK MERGER. Following the Merger, CFBO shall (at CBI's discretion) be merged with CNBL (the "Bank Merger") under the Charter and Articles of Association of CNBL in accordance with the provisions of and with the effect provided in Title 12, United States Code, Section 215a on terms and subject to the provisions of the Bank Plan of Merger ("Bank Plan"), attached hereto as Exhibit 1. The Bank Plan shall be executed and the transactions contemplated therein shall be consummated at such date and time as CBI directs (the "Bank Merger Effective Time"). CFB shall vote all the shares of CFBO capital stock in favor of the Bank Plan and the Bank Merger provided therein.


                                   ARTICLE 2
                                TERMS OF MERGER

         2.1 CHARTER. The Articles of Incorporation of CBI in effect immediately prior to the Effective Time shall be the Articles of Incorporation of the Surviving Corporation until otherwise amended or repealed.

         2.2 BYLAWS. The Bylaws of CBI in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation until otherwise amended or repealed.

         2.3 DIRECTORS AND OFFICERS. The directors of CBI in office immediately prior to the Effective Time, together with such additional persons as may thereafter be elected, shall serve as the directors of the Surviving Corporation from and after the Effective Time in accordance with the Bylaws of the Surviving Corporation. The officers of CBI in office immediately prior to the Effective Time, together with such additional persons as may thereafter be elected, shall serve as the officers of the Surviving Corporation from and after the Effective Time in accordance with the Bylaws of the Surviving Corporation.


                                   ARTICLE 3
                          MANNER OF CONVERTING SHARES

         3.1 Conversion of Shares.  Subject to the provisions of this
Article 3, at the Effective Time, by virtue of the Merger and without any action on the part of CBI, CFB, or the shareholders of any of the foregoing, the shares of the constituent corporations shall be converted as follows:

             (a) Each share of CBI Capital Stock issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding from and after the Effective Time.

             (b) Each share of CFB Common Stock (excluding shares held by any CFB Company or any CBI Company, in each case other than in a fiduciary capacity or as a result of debts previously contracted, and excluding shares held by shareholders who perfect their statutory dissenters' rights as provided in Section 3.4 of this Agreement) issued and outstanding at the Effective Time shall cease to be outstanding and shall be converted into and exchanged solely for the right to receive that number of shares of CBI Common Stock equal to 425,000 divided by the number of shares of CFB Common Stock issued and outstanding at the Effective Time (the "Exchange Ratio").

         3.2     Anti-Dilution Provisions.   In the event CFB or CBI changes the
number of shares of CFB Common Stock or CBI Common Stock, respectively, issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend, or similar recapitalization with respect to such stock and the record date therefor (in the case of a stock dividend) or the effective date thereof (in the case of a stock split or similar recapitalization for which a record date is not established) shall be prior to the Effective Time, the Exchange Ratio shall be proportionately adjusted.

         3.3 Shares Held by CFB or CBI. Each of the shares of CFB Common Stock held by any CFB Company or by any CBI Company, in each case other than in a fiduciary capacity or as a result of debts previously contracted, shall be canceled and retired at the Effective Time and no consideration shall be issued in exchange therefor.

         3.4 Dissenting Shareholders.   Any holder of shares of CFB Common
Stock who perfects his dissenters' rights in accordance with and as contemplated by Section 607.1301 et seq. of the FBCA shall be entitled to receive the value of such shares in cash as determined pursuant to such provision of Law; provided, that no such payment shall be made to any dissenting shareholder unless and until such dissenting shareholder has complied with the applicable provisions of the FBCA and surrendered to CFB the certificate or certificates representing the shares for which payment is being made. In the event that after the Effective Time a dissenting shareholder of CFB fails to perfect, or effectively withdraws or loses, his right to appraisal and of payment for his shares, CBI shall issue and deliver the consideration to which such holder of shares of CFB Common Stock is entitled under this Article 3 (without interest) upon surrender by such holder of the certificate or certificates representing shares of CFB Common Stock held by him.

        3.5 Fractional Shares. Notwithstanding any other provision of this Agreement, each holder of shares of CFB Common Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of CBI Common Stock (after taking into account all certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of CBI Common Stock multiplied by the market value of one share of CBI Common Stock at the Effective Time. The market value of one share of CBI Common Stock at the Effective Time shall be the last sale price of such common stock on the Nasdaq National Market (as reported by The Wall Street Journal or, if not reported thereby, any other authoritative source) on the last trading
day preceding the Effective Time.   No such holder will be entitled to
dividends, voting rights, or any other rights as a shareholder in respect of any fractional shares.


                                   ARTICLE 4
                               EXCHANGE OF SHARES

         4.1 Exchange Procedures.   Promptly after the Effective Time, CBI
and CFB  shall cause the exchange agent selected by CBI (the "Exchange
Agent") to mail to the former shareholders of CFB appropriate transmittal materials (which shall specify that delivery shall be effected, and risk of loss and title to the certificates theretofore representing shares of CFB Common Stock shall pass, only upon proper delivery of such certificates to the Exchange Agent). After the Effective Time, each holder of shares of CFB Common Stock (other than shares to be canceled pursuant to Section 3.3 of this Agreement or as to which statutory dissenters' rights have been perfected as provided in Section 3.4 of this Agreement) issued and outstanding at the Effective Time shall surrender the certificate or certificates representing such shares to the Exchange Agent and shall promptly upon surrender thereof receive in exchange therefor the consideration provided in Section 3.1 of this Agreement, together with all undelivered dividends or distributions in respect of such shares
(without interest thereon) pursuant to Section 4.2 of this Agreement. To the extent required by Section 3.5 of this Agreement, each holder of shares of CFB Common Stock issued and outstanding at the Effective Time also shall receive, upon surrender of the certificate or certificates representing such shares, cash in lieu of any fractional share of CBI Common Stock to which such holder may be otherwise entitled (without interest). CBI shall not be obligated to deliver the consideration to which any former holder of CFB Common Stock is entitled as a result of the Merger until such holder surrenders his certificate or certificates representing the shares of CFB Common Stock for exchange as provided in this Section 4.1. The certificate or certificates of CFB Common Stock so surrendered shall be duly endorsed and/or accompanied by such transmittal materials as the Exchange Agent may require. Any other provision of this

Agreement notwithstanding, neither CBI, the Surviving Corporation nor the Exchange Agent shall be liable to a holder of CFB Common Stock for any amounts paid or property delivered in good faith to a public official pursuant to any applicable abandoned property Law.

         4.2 Rights of Former CFB Shareholders.   At the Effective Time, the
stock transfer books of CFB shall be closed as to holders of CFB Common Stock immediately prior to the Effective Time, and no transfer of CFB Common Stock by any such holder shall thereafter be made or recognized. Until surrendered for exchange in accordance with the provisions of Section 4.1 of this Agreement, each certificate theretofore representing shares of CFB Common Stock (other than shares to be canceled pursuant to Sections 3.3 and 3.4 of this Agreement) shall from and after the Effective Time represent for all purposes only the right to receive the consideration provided in Sections 3.1 and 3.5 of this Agreement in exchange therefor, subject, however, to the Surviving Corporation's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time which have been declared or made by CFB in respect of such shares of CFB Common Stock in accordance with the terms of this Agreement and which remain unpaid at the Effective Time. Whenever a dividend or other distribution is declared by CBI on the CBI Common Stock, the record date for which is at or after the Effective Time, the declaration shall include dividends or other distributions on all shares issuable pursuant to this Agreement, but after the Effective Time no dividend or other distribution payable to the holders of record of CBI Common Stock as of any time subsequent to the Effective Time shall be delivered to the holder of any certificate representing shares of CFB Common Stock issued and outstanding at the Effective Time until such holder surrenders such certificate for exchange as
provided in Section 4.1 of this Agreement.   However, upon surrender of such
CFB Common Stock certificate, both the CBI Common Stock certificate (together with all such undelivered dividends or other distributions, all without interest) and any undelivered cash payments to be paid for fractional share interests (without interest) shall be delivered and paid with respect to each share represented by such certificate.


                                   ARTICLE 5
                     REPRESENTATIONS AND WARRANTIES OF CFB

         CFB hereby represents and warrants to CBI as follows:

         5.1 Organization, Standing, and Power.   CFB is a corporation duly
organized, validly existing, and in good standing under the Laws of the State of Florida, and has the corporate power and authority to carry on its business as now conducted and to own, lease and operate its Assets. CFB is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on CFB.

         5.2 Authority; No Breach By Agreement.

             (a) CFB has the corporate power and authority necessary to execute, deliver, and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated herein, including the Mergers, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of CFB, subject to the approval of this Agreement by the holders of a majority of the outstanding CFB Common Stock, which is the only shareholder vote required for approval of this Agreement and consummation of the Merger by CFB. Subject to such requisite shareholder approval, this Agreement represents a legal, valid, and binding obligation of CFB, enforceable against CFB in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

             (b) Neither the execution and delivery of this Agreement by CFB, nor the consummation by CFB and of the transactions contemplated hereby, nor compliance by CFB with any of the provisions hereof, will (i) conflict with or result in a breach of any provision of CFB's Articles of Incorporation or Bylaws or, or (ii) constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of any CFB Company under, any Contract or Permit of any CFB
Company, or (iii) subject to receipt of the requisite approvals referred to in Section 9.1(b) of this Agreement, violate any Law or Order applicable to any CFB Company or any of their respective material Assets.

             (c) Other than in connection or compliance with the provisions of the Securities Laws, applicable state corporate and securities Laws, and other than Consents required from Regulatory Authorities, and other than notices to or filings with the Internal
Revenue Service or the Pension Benefit Guaranty Corporation with respect to any employee benefit plans, or under, and other than Consents, filings, or notifications which, if not obtained or made, are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on CFB, no notice to, filing with, or Consent of, any public body or authority is necessary for the consummation by CFB of the Merger and the other transactions contemplated in this Agreement.

         5.3 Capital Stock.

             (a) The authorized capital stock of CFB consists of 750,000 shares of CFB Common Stock, of which 304,480 shares are issued and outstanding as of the date of this Agreement and not more than 322,480 shares will be issued and outstanding at the Effective Time. All of the issued and outstanding shares of capital stock of CFB are duly and validly issued and outstanding and are fully paid and nonassessable. None of the outstanding shares of capital stock of CFB has been issued in violation of any preemptive rights of the current or past shareholders of CFB. CFB has reserved 50,000 shares of CFB Common Stock for issuance under the CFB Stock Plan, pursuant to which options to purchase not more than 18,000 shares of CFB Common Stock are outstanding.

             (b) Except as set forth in Section 5.3(a) of this Agreement or as disclosed in Section 5.3 of the CFB Disclosure Memorandum, there are no shares of capital stock or other equity securities of CFB outstanding and no outstanding Rights relating to the capital stock of CFB.

         5.4 CFB Subsidiaries. CFB has disclosed in Section 5.4 of the CFB Disclosure Memorandum all of the CFB Subsidiaries as of the date of this Agreement. Except as disclosed in Section 5.4 of the CFB Disclosure Memorandum, CFB or one of its Subsidiaries owns all of the issued and outstanding shares of capital stock of each CFB Subsidiary. No equity securities of any CFB Subsidiary are or may become required to be issued by reason of any Rights, and there are no Contracts by which any CFB Subsidiary is bound to issue (other than to another CFB Company) additional shares of its capital stock or Rights or by which any CFB Company is or may be bound to transfer any shares of the capital stock of any CFB Subsidiary (other than to another CFB Company). There are no Contracts relating to the rights of any CFB Company to vote or to dispose of any shares of the capital stock of any CFB Subsidiary. All of the shares of capital stock of each CFB Subsidiary are held by a CFB Company, and are fully paid and (except pursuant to 12 USC Section 55 in the case of national banks and comparable, applicable state Law, if any, in the case of state depository institutions) nonassessable and are owned by the CFB Company free and clear of any Lien. Each CFB Subsidiary is either a bank, a savings association, or a corporation, and is duly organized, validly existing, and (as to corporations) in good standing under the Laws of the jurisdiction in which it is incorporated or organized, and has the corporate power and authority necessary for it to own, lease, and operate its Assets and to carry on its business as now conducted. Each CFB Subsidiary is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and such foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on CFB. Each CFB Subsidiary that is a depository institution is an "insured institution" as defined in the Federal Deposit Insurance Act and applicable regulations thereunder, and the deposits in which are insured by the Bank Insurance Fund.

         5.5 Financial Statements. CFB has included in Section 5.5 of the CFB Disclosure Memorandum, copies of all CFB Financial Statements for periods ended prior to the date hereof and will deliver to CBI copies of all CFB Financial Statements prepared subsequent to the date hereof. The CFB Financial Statements (as of the dates thereof and for the periods covered thereby) (i) are or, if dated after the date of this Agreement, will be in accordance with the books and records of the CFB Companies, which are or will be, as the case may be, complete, correct maintained in accordance with good business practices, and (ii) present or will present, as the case may be, fairly the consolidated financial position of the CFB Companies as of the dates indicated and the consolidated results of operations, changes in shareholders' equity and cash flows of the CFB Companies for the periods indicated, in accordance with GAAP (subject to any exceptions as to consistency specified therein or as may be indicated in the notes thereto or, in the case of interim financial statements, to normal recurring year-end adjustments that are not material in amount or effect).

         5.6 Absence of Undisclosed Liabilities.   No CFB Company has any
Liabilities that are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on CFB, except Liabilities which are accrued or reserved against in the consolidated balance sheets of CFB as of December 31, 1994 and June 30, 1995, included in the CFB Financial Statements delivered prior to the date of this Agreement or reflected in the notes thereto. No CFB Company has incurred or paid any Liability since June 30, 1995, except for such Liabilities incurred or paid in the ordinary course of business consistent with past business practice and which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on CFB.

         5.7 Absence of Certain Changes or Events. Since December 31, 1994, except as disclosed in the CFB Financial Statements delivered prior to the date of this Agreement or as disclosed in Section 5.7 of the CFB Disclosure Memorandum, (i) there have been no events, changes, or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on CFB, and (ii) the CFB Companies have not taken any action, or failed to take any action, prior to the date of this Agreement, which action or failure, if taken after the date of this Agreement, would represent or result in a material breach or violation of any of the covenants and agreements of CFB provided in Article 7 of this Agreement.

         5.8 Tax Matters.

              (a) All Tax returns required to be filed by or on behalf of any of the CFB Companies have been timely filed or requests for extensions have been timely filed, granted, and have not expired for periods ended on or before December 31, 1994, and on or before the date of the most recent fiscal year end immediately preceding the Effective Time, and all returns filed are complete and accurate to the Knowledge of CFB. All Taxes shown on filed returns have been paid. As of the date of this Agreement, there is no audit examination, deficiency, or refund Litigation with respect to any Taxes, except as reserved against in the CFB Financial Statements or as disclosed in Section 5.8 of the CFB Disclosure Memorandum. All Taxes and other Liabilities due with respect to completed and settled examinations or concluded Litigation have been paid.

              (b) None of the CFB Companies has executed an extension or waiver of any statute of limitations on the assessment or collection of any Tax due (excluding such statutes that relate to years currently under examination by the Internal Revenue Service or other applicable taxing authorities) that is currently in effect.

              (c) Adequate provision for any Taxes due or to become due for any of the CFB Companies for the period or periods through and including the date of the respective CFB Financial Statements has been made and is reflected on such CFB Financial Statements.

              (d) Deferred Taxes of the CFB Companies have been provided for in accordance with GAAP.

              (e) Each of the CFB Companies is in compliance with, and its records contain all information and documents (including properly completed IRS Forms W-9) necessary to comply with, all applicable information reporting and Tax withholding requirements under federal, state, and local Tax
Laws, and such records identify with specificity all accounts subject to backup withholding under Section 3406 of the Internal Revenue Code.

              (f) CFB has not made any payments, is not obligated to make any payments, and is not a party to any contract, agreement or other arrangement that obligate it to make any payments that would be deemed not deductible under Section 280G of the Internal Revenue Code.

              (g) There are no Liens with respect to Taxes previously due and payable upon any of the assets of CFB or any of its Subsidiaries.

              (h) There has not been an ownership change, as defined in Internal Revenue Code Section 382(g), of CFB or any of its Subsidiaries that occurred during or after any Taxable Period in which CFB or any of its Subsidiaries incurred a net operating loss that carries over to any Taxable Period ending after December 31, 1994.

              (i) Neither CFB nor any of its Subsidiaries has filed any consent under Section 341(f) of the Internal Revenue Code concerning collapsible corporations.


         5.9 Allowance for Possible Loan Losses.   The allowance for
possible loan or credit losses (the "Allowance") shown on the consolidated balance sheets of CFB included in the most recent CFB Financial Statements dated prior to the date of this Agreement was, and the Allowance shown on the consolidated balance sheets of CFB included in the CFB Financial Statements as of dates subsequent to the execution of this Agreement will be, as of the dates thereof, adequate (within the meaning of GAAP and applicable regulatory requirements or guidelines) to provide for losses relating to or inherent in the loan and lease portfolios (including accrued interest receivables) of the CFB Companies and other extensions of credit (including letters of credit and commitments to make loans or extend credit) by the CFB Companies as of the dates thereof.

         5.10    Assets.    Except as disclosed in Section 5.10 of the
CFB Disclosure Memorandum or as disclosed or reserved against in the CFB Financial Statements delivered prior to the date of this Agreement, the CFB Companies have good and marketable title, free and clear of all Liens, to all of their respective Assets. All tangible properties used in the businesses of the CFB Companies are in good condition, reasonable wear and tear excepted, and are usable in the ordinary course of business consistent with CFB's past practices. All Assets which are material to CFB's business on a consolidated basis, held under leases or subleases by any of the CFB Companies, are held under valid Contracts enforceable in accordance with their respective terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceedings may be brought), and each such Contract is in full force and effect. The CFB Companies currently maintain insurance similar in amounts, scope, and coverage to that maintained by other peer banking organizations. None of the CFB Companies has received notice from any insurance carrier that (i) such insurance will be canceled or that coverage thereunder will be reduced or eliminated, or (ii) premium costs with respect to such policies of insurance will be substantially increased. There are presently no claims pending under such policies of insurance and no notices have been given by any CFB Company under such policies. The Assets of the CFB Companies include all assets required to operate the business of the CFB Companies as presently conducted.

         5.11    Environmental Matters.

              (a) To the Knowledge of CFB, each CFB Company, its
Participation Facilities, and its Loan Properties are, and have been, in compliance with all Environmental Laws.

              (b) To the Knowledge of CFB, there is no Litigation pending or threatened before any court, governmental agency, or authority or other forum in which any CFB Company or any of its Participation Facilities has been or, with respect to threatened Litigation, may be named as a defendant (i) for alleged noncompliance (including by any predecessor) with any Environmental Law or (ii) relating to the release into the environment of any Hazardous Substance, whether or not occurring at, on, under, or involving a site owned, leased, or operated by any CFB Company or any of its Participation Facilities.

              (c) To the Knowledge of CFB, there is no Litigation pending or threatened before any court, governmental agency, or board or other forum in which any of its Loan Properties (or CFB in respect of such Loan
Property) has been or, with respect to threatened Litigation, may be named as a defendant or potentially responsible party (i) for alleged noncompliance (including by any predecessor) with any Environmental Law or (ii) relating to the release into the environment of any Hazardous Substance, whether or not occurring at, on, under, or involving a Loan Property.

              (d) To the Knowledge of CFB, there is no reasonable basis for any Litigation of a type described in subsections (b) or (c).

              (e) During the period of (i) any CFB Company's ownership or operation of any of their respective current properties, (ii) any CFB Company's participation in the management of any Participation Facility or
(iii) any CFB Company's holding of a security interest in a Loan Property, there have been no releases of Hazardous Substances in, on, under, or affecting such properties, except such as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on CFB. Prior to the period of (i) any CFB Company's ownership or operation of any of their respective current properties, (ii) any CFB Company's participation in the management of any Participation Facility or (iii) any CFB Company's holding of a security interest in a Loan Property, to the Knowledge of CFB, there were no releases of Hazardous Substances in, on, under, or affecting any such property, Participation Facility or Loan Property.

         5.12 Compliance with Laws. CFB is duly registered as a bank holding company under the BHC Act and Florida Law. Each CFB Company has in effect all Permits necessary for it to own, lease, or operate its material Assets and to carry on its business as now conducted, except for those Permits the absence of which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on CFB, and there has occurred no
Default under any such Permit.   Except as disclosed in Section 5.12 of
the CFB Disclosure Memorandum, none of the CFB Companies:

              (a) is in violation of any Laws, Orders or Permits applicable to its business or employees conducting its business; and

              (b) has received any notification or communication from any agency or department of federal, state, or local government or any Regulatory Authority or the staff thereof (i) asserting that any CFB Company is not in compliance with any of the Laws or Orders which such governmental authority or Regulatory Authority enforces, (ii) threatening to revoke any Permits or (iii) requiring any CFB
      Company to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment, or memorandum of understanding, or to adopt any Board resolution or similar undertaking, which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit or reserve policies, its management, or the payment of dividends.

         5.13 Labor Relations. No CFB Company is the subject of any Litigation asserting that it or any other CFB Company has committed an unfair labor practice (within the meaning of the National Labor Relations Act or comparable state law) or seeking to compel it or any other CFB Company to bargain with any labor organization as to wages or conditions of employment, nor is there any strike or other labor dispute involving any CFB Company, pending or threatened, or to the Knowledge of CFB, is there any activity involving any CFB Company's employees seeking to certify a collective bargaining unit or engaging in any other organization activity.

         5.14    Employee Benefit Plans.

              (a) CFB has disclosed in Section 5.14 of the CFB Disclosure Memorandum, and has delivered or made available to CBI prior to the execution of this Agreement copies in each case of, all pension, retirement, profit-sharing, deferred compensation, stock option, employee stock ownership, severance pay, vacation, bonus, or other incentive plan, all other written employee programs, arrangements, or agreements, all medical, vision, dental, or other health plans, all life insurance plans, and all other employee benefit plans or fringe benefit plans, including "employee benefit plans" as that term is defined in Section 3(3) of ERISA, currently adopted, maintained by, sponsored in whole or in part by, or contributed to by any CFB Company or Affiliate thereof for the benefit of employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries and under which employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries are eligible to participate (collectively, the "CFB Benefit Plans"). Any of the CFB Benefit Plans which is an "employee pension benefit plan," as that term is defined in Section 3(2) of ERISA, is referred to herein as a "CFB ERISA Plan." Each CFB ERISA Plan which is also a "defined benefit plan" (as defined in Section 414(j) of the Internal Revenue Code) is referred to herein as a "CFB Pension Plan." Except as disclosed in Section
5.14 of the CFB Disclosure Memorandum, no CFB Pension Plan is or has been a multiemployer plan within the meaning of Section 3(37) of ERISA.

              (b) Except as disclosed in Section 5.14 of the CFB Disclosure Memorandum, all CFB Benefit Plans are in compliance with the applicable terms of ERISA, the Internal Revenue Code, including the 1986 amendments thereto, and any other applicable Laws the breach or violation of which are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on CFB. Except as disclosed in Section 5.14 of the CFB Disclosure Memorandum, each CFB ERISA Plan which is intended to be qualified under Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the Internal Revenue Service, and CFB is not aware of any circumstances likely to result in revocation of any such favorable determination letter. To the Knowledge of CFB, no CFB Company has engaged in a transaction with respect to any CFB Benefit Plan that, assuming the taxable period of such transaction expired as of the date hereof, would subject any CFB Company to a Tax imposed by either Section 4975 of the Internal Revenue Code or Section 502(i) of ERISA in amounts which are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on CFB.

              (c) No CFB Pension Plan has any "unfunded current liability," as that term is defined in Section 302(d)(8)(A) of ERISA, and the fair market value of the assets of any such plan exceeds the plan's "benefit liabilities," as that term is defined in Section 4001(a)(16) of ERISA, when determined under actuarial factors that would apply if the plan terminated in accordance with all applicable legal requirements and assuming the adoption of interest rates and mortality tables described in Section 417(e)(3)(A)(i) and the use of such interest rates published in June 1995, and assuming that all participants take a lump sum distribution of their vested accrued benefits on June 30, 1995. Since the date of the most recent actuarial valuation, there has been (i) no material change in the financial position of any CFB Pension Plan, (ii) no change in the actuarial assumptions with respect to any CFB Pension Plan, and
(iii) no increase in benefits under any CFB Pension Plan as a result of plan amendments or changes in applicable Law which is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on CFB or materially adversely affect the funding status of any such plan. Neither any CFB Pension Plan nor any "single-employer plan," within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any CFB Company, or the single-employer plan of any entity which is considered one employer with CFB under Section 4001 of ERISA or Section 414 of the Internal Revenue Code or
Section 302 of ERISA (whether or not waived) (an "ERISA Affiliate") has an "accumulated funding deficiency" within the meaning of Section 412 of the Internal Revenue Code or Section 302 of ERISA. No CFB Company has provided, or is required to provide, security to a CFB Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the Code.

              (d) Within the six-year period preceding the Effective Time, no Liability under Subtitle C or D of Title IV of ERISA has been or is expected to be incurred by any CFB Company with respect to any ongoing, frozen, or terminated single-employer plan or the single-employer plan of any ERISA Affiliate. No CFB Company has incurred any withdrawal Liability with respect to a multiemployer plan under Subtitle B of Title IV of ERISA (regardless of whether based on contributions of an ERISA Affiliate). No notice of a "reportable event," within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any CFB Pension Plan or by any ERISA Affiliate within the 12-month period ending on the date hereof.

              (e) Except as disclosed in Section 5.14 of the CFB Disclosure Memorandum, no CFB Company has any Liability for retiree health and life benefits under any of the CFB Benefit Plans and there are no restrictions on the rights of such CFB Company to amend or terminate any such Plan without incurring any Liability thereunder.

              (f) Except as disclosed in Section 5.14 of the CFB Disclosure Memorandum, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including severance, unemployment compensation, golden parachute, or otherwise) becoming due to any director, officer or employee of any CFB Company from any CFB Company under any CFB Benefit Plan or otherwise, (ii) increase any benefits otherwise payable under any CFB Benefit Plan, or
(iii) result in any acceleration of the time of payment or vesting of any such benefit.

              (g) All liabilities under any CFB benefit plan, other than benefits accrued pursuant to funded retirement plans subject to the provisions of Section 412 of the Internal Revenue Code or Section 302 of ERISA, have been fully reflected on the CFB Financial Statements to the extent required by and in accordance with GAAP.

         5.15 Material Contracts. Except as disclosed in Section 5.15 of the CFB Disclosure Memorandum or otherwise reflected in the CFB Financial Statements, none of the CFB Companies, nor any of their respective Assets, businesses, or operations, is a party to, or is bound or affected by, or receives benefits under, (i) any employment, severance, termination, consulting, or retirement Contract providing for aggregate payments to any Person in any calendar year in excess of $50,000, (ii) any Contract relating to the borrowing of money by any CFB Company or the guarantee by any CFB Company of any such obligation (other than Contracts evidencing deposit liabilities, purchases of federal funds, fully-secured repurchase agreements, trade payables and Contracts relating to borrowings or guarantees made in the ordinary course of business), (iii) any Contracts between or among CFB Companies, and (iv) any other Contract or amendment thereto that would be required to be filed as an exhibit to a Form 10-K filed by CFB with the SEC (assuming for purposes hereof that CFB was required to file such reports) (together with all Contracts referred to in Sections
5.10 and 5.14(a) of this Agreement, the "CFB Contracts"). With respect to each CFB Contract and except as disclosed in Section 5.15 of the CFB Disclosure Memorandum: (i) the Contract is in full force and effect; (ii) no CFB Company is in Default thereunder; (iii) no CFB Company has repudiated or waived any material provision of any such Contract; and (iv) no other party to any such Contract is, to the Knowledge of CFB, in Default in any respect or has repudiated or waived any material provision thereunder.
All of the indebtedness of any CFB Company for money borrowed is prepayable at any time by such CFB Company without penalty or premium.

         5.16    Legal Proceedings.   There is no Litigation instituted or
pending, or, to the Knowledge of CFB, threatened (or unasserted but considered probable of assertion and which if asserted would have at least a reasonable probability of an unfavorable outcome) against any CFB Company, or against any Asset, interest, or right of any of them, that is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on CFB, nor are there any Orders of any Regulatory Authorities, other governmental authorities, or arbitrators outstanding against any CFB Company. Section 5.16 of the CFB Disclosure Memorandum includes a summary report of all Litigation as of the date of this Agreement to which any CFB Company is a party and which names a CFB Company as a defendant or cross-defendant. No CFB Company nor any of their Affiliates or legal counsel thereto are aware of any facts or circumstances that would (i) result in a loss to any CFB Company relating to the First Union National Bank of Florida vs. Henry Lee Wood litigation described in Section 5.16 of the CFB Disclosure Memorandum, (ii) result in the failure of the Attorneys Title Insurance Fund, Inc. to indemnify and make whole CFBO or any of its Affiliates pursuant to that certain title policy ("Policy") provided by Attorney's Title
Insurance Fund, Inc. relating to the property (the "Property") that is subject to the above-referenced litigation in the event that the above referenced litigation is not resolved in favor of CFBO or its Affiliates,
(iii) otherwise give rise to a denial of coverage under the exclusion provisions of the Policy, (iv) constitute any failure by CFBO or its Affiliates to comply with the Conditions and Stipulations or other terms of the Policy or (v) give rise to a claim that any CFB Company had either actual, implied or constructive knowledge of the claim of title by First Union National Bank of Florida to the property that is the subject of the above referenced litigation prior to (a) December 1, 1991 and (b) the date of the Policy. Absent any such defense to coverage, the Attorney's Title Insurance Fund will be obligated to reimburse (up to $240,000, i.e., the maximum amount of insurance coverage under the Policy)

CFBO to its Affiliates for losses that CFBO or its Affiliates incur as a result of the above referenced litigation, together with attorneys fees and other costs as provided by the terms of the Policy.

         5.17 Reports. Since January 1, 1990, or the date of organization if later, each CFB Company has timely filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with (i) any Regulatory Authorities and (ii)
any applicable state securities or banking authorities (except, in the case of state securities authorities, failures to file which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on CFB). As of their respective dates, each of such reports and documents, including the financial statements, exhibits, and schedules
thereto, complied in all material respects with all applicable Laws.   As
of its respective date, each such report and document did not, in all material respects, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

         5.18    Statements True and Correct.    No statement, certificate,
instrument, or other writing furnished or to be furnished by any CFB
Company or any Affiliate thereof to CBI pursuant to this Agreement or any other document, agreement, or instrument referred to herein contains or will contain any untrue statement of material fact or will omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the information supplied or to be supplied by any CFB Company or any Affiliate thereof for inclusion in the Registration Statement to be filed by CBI with the SEC will, when the Registration Statement becomes effective, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein not misleading. None of the information supplied or to be supplied by any CFB Company or any Affiliate thereof for inclusion in the Proxy Statement to be mailed to CFB's shareholders in connection with the Shareholders' Meeting, and any other documents to be filed or provided by a CFB Company or any Affiliate thereof with or to the SEC or any other Regulatory Authority in connection with the transactions contemplated hereby, will, at the respective time such documents are filed, and with respect to the Proxy Statement, when first mailed to the shareholders of CFB, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the Shareholders' Meeting, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Shareholders' Meeting.
All documents that any CFB Company or any Affiliate thereof is responsible for filing with any Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable Law.

         5.19    Accounting, Tax and Regulatory Matters.   No CFB Company or
any Affiliate thereof has taken any action or has any Knowledge of any fact or circumstance that is reasonably likely to (i) prevent the transactions contemplated hereby, including the Merger, from qualifying for pooling-of-interests accounting treatment or as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, or (ii) materially impede or delay receipt of any Consents of Regulatory Authorities referred to in Section 9.1(b) of this Agreement or result in the imposition of a condition or restriction of the type referred to in the last sentence of such Section.

         5.20    State Takeover Laws.    Each CFB Company has taken all
necessary action to exempt the transactions contemplated by this Agreement from any applicable state takeover Law, including Sections
607.0901 and 607.0902 of the FBCA.

         5.21 Charter Provisions. Each CFB Company has taken all action so that the entering into of this Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement do not and will not result in the grant of any rights to any Person under the Articles of Incorporation, Bylaws or other governing instruments of any CFB Company or restrict or impair the ability of CBI or any of its Subsidiaries to vote, or otherwise to exercise the rights of a shareholder with respect to, shares of any CFB Company that may be directly or indirectly acquired or controlled by it.

         5.22    Directors' Agreements.   Each of the directors of CFB has
executed and delivered to CBI an agreement in substantially the form of
Exhibit 2.

         5.23    Shareholders' Agreements.   Each of the directors of CFB and
each of the holders of 5% or more of the outstanding shares of CFB
Common Stock has executed and delivered to CBI an agreement in substantially the form of Exhibit 3.

         5.24    Federal Home Loan Bank of Atlanta.   CFBO is a member on good
standing with the Federal Home Loan Bank of Atlanta.

         5.25    Real Estate/Construction.     Costs to CFB and its
Affiliates relating to the full and complete construction of the banking office described in Section 5.7 of the CFB Disclosure Memorandum (the "Construction Project") will not exceed, in the aggregate, $1,300,000.
The real property (the "Parcel") described in Section 5.7 of the CFB Disclosure Memorandum is the subject of a valid and enforceable land sale contract which provides for (i) a purchase price of $300,000 and (ii) a closing date, at the discretion of CFB, not later than January 15, 1996. There are no facts or circumstances that would result in the sale of the
Parcel for an amount (on a net basis) less than $290,000.   Neither the
sale of the Parcel nor the Construction Project will be closed and completed (i) prior to January 1, 1996, and (ii) without the prior written
consent of CBI which such consent shall not be unreasonably withheld.   The
work performed and/or completed to date with respect to the Construction Project has been performed and/or completed in accordance with the plan specifications set forth in that certain Program Services Agreement between Design Build Concepts, Inc. ("DBC") and CFBO.  All monies currently
due from CFBO and its Affiliates to DBC have been paid in full.   To the
Knowledge of CFBO, DBC has, in turn, properly paid all persons or companies furnishing labor, materials or services to the Construction Project and none of which have asserted any unresolved claims or placed
any liens on the Construction Project or the underlying real property.   The
foundations of all structural improvements relating to the Construction Project are located within the boundaries of the property owned in fee simple by CFB or its Affiliates and within the buildable areas permitted by applicable zoning and private covenants affecting such property.

                                   ARTICLE 6
                     REPRESENTATIONS AND WARRANTIES OF CBI

         CBI hereby represents and warrants to CFB as follows:

         6.1 Organization, Standing, and Power. CBI is a corporation duly organized, validly existing, and in good standing under the Laws of the State of Florida, and has the corporate power and authority to carry on its business as now conducted and to own, lease and operate its material Assets. CBI is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on CBI.

         6.2 Authority; No Breach By Agreement.

              (a) CBI has the corporate power and authority necessary to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein, including the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of CBI. This Agreement represents a legal, valid, and binding obligation of CBI, enforceable against CBI in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

              (b) Neither the execution and delivery of this Agreement by CBI, nor the consummation by CBI of the transactions contemplated hereby, nor compliance by CBI with any of the provisions hereof, will (i) conflict with or result in a breach of any provision of CBI's Articles of Incorporation or Bylaws, or (ii) constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of any CBI Company under, any Contract or Permit of any CBI
Company or, (iii) subject to receipt of the requisite approvals referred to in Section 9.1(b) of this Agreement, violate any Law or Order applicable to any CBI Company or any of their respective material Assets.

              (c) Other than in connection or compliance with the provisions of the Securities Laws, applicable state corporate and securities Laws, and rules of the NASD, and other than Consents required from Regulatory Authorities, and other than notices to or filings with the Internal Revenue Service or the Pension Benefit Guaranty Corporation with respect to any employee benefit plans, and other than Consents, filings, or notifications which, if not obtained or made, are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on CBI, no notice to, filing with, or Consent of, any public body or authority is necessary for the consummation by CBI of the Merger and the other transactions contemplated in this Agreement.

         6.3 Capital Stock.

              (a) The authorized capital stock of CBI consists of 10,000,000 shares of CBI Common Stock, of which 4,047,643 shares are issued and outstanding as of the date of this Agreement. All of the issued and outstanding shares of CBI Capital Stock are, and all of the shares of CBI Common Stock to be issued in exchange for shares of CFB Common Stock upon consummation of the Merger, when issued in accordance with the terms of this Agreement, will be, duly and validly issued and outstanding and fully paid and nonassessable. None of the outstanding shares of CBI Capital Stock has been, and none of the shares of CBI Common Stock to be issued in exchange for shares of CFB Common Stock upon consummation of the Merger will be, issued in violation of any preemptive rights of the current or past shareholders of CBI. CBI has reserved 111,025 shares of CBI Common Stock for issuance under the CBI Stock Plan and other option awards, pursuant to which options to purchase no more than 67,275 shares of CBI Common Stock are outstanding as of the date hereof.

              (b) Except as set forth in Section 6.3(a) of this Agreement, or as disclosed in Section 6.3 of the CBI Disclosure Memorandum, there are no shares of capital stock or other equity securities of CBI outstanding and no outstanding Rights relating to the capital stock of CBI.

         6.4 Financial Statements. CBI has disclosed in Section 6.4 of the CBI Disclosure Memorandum all CBI Financial Statements for periods ended prior to the date hereof and will deliver to CFB copies of all CBI Financial Statements prepared subsequent to the date hereof. The CBI Financial Statements (as of the dates thereof and for the periods covered thereby) (i) are or, if dated after the date of this Agreement, will be in accordance with the books and records of the CBI Companies, which are or will be, as the case may be, complete and correct and which have been or will have been, as the case may be, maintained in accordance with good business practices, and
(ii) present or will present, as the case may be, fairly the consolidated financial position of the CBI Companies as of the dates indicated and the consolidated results of operations, changes in shareholders' equity and cash flows of the CBI Companies for the periods indicated, in accordance with GAAP (subject to exceptions as to consistency specified therein or as may be indicated in the notes thereto or, in the case of interim financial statements, to normal recurring year-end adjustments that are not material in amount or effect).

         6.5 Absence of Undisclosed Liabilities.   No CBI Company has any
Liabilities that are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on CBI, except Liabilities which are accrued or reserved against in the consolidated balance sheets of CBI as of December 31, 1994 and June 30, 1995, included in the CBI Financial Statements or reflected in the notes thereto. No CBI Company has incurred or paid any Liability since June 30, 1995, except for such Liabilities incurred or paid in the ordinary course of business consistent with past business practice and which would prevent, or materially delay or impair the ability of CBI to timely consummate the transactions contemplated by this Agreement.

         6.6 Absence of Certain Changes or Events.   Since December 31, 1994,
except as disclosed in the CBI Financial Statements delivered prior to the date of this Agreement or as disclosed in Section 6.6 of the CBI Disclosure Memorandum, (i) there have been no events, changes or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on CBI, and (ii) the CBI Companies have not taken any action, or failed to take any action, prior to the date of this Agreement, which action or failure, if taken after the date of this Agreement, would represent or result in a material breach or violation of any of the covenants and agreements of CBI provided in Article 7 of this Agreement.

         6.7 Environmental Matters.

              (a) To the Knowledge of CBI, each CBI Company, its
Participation Facilities, and its Loan Properties are, and have been, in compliance with all Environmental Laws, except for violations which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on CBI.

              (b) To the Knowledge of CBI, there is no Litigation pending or threatened before any court, governmental agency or board or other forum in which any of its Loan Properties (or CBI in respect of such Loan
Property) has been or, with respect to threatened Litigation, may be named as a defendant or potentially responsible party (i) for alleged noncompliance (including by any predecessor) with any Environmental Law or (ii) relating to the release, discharge, spillage or disposal into the environment of any Hazardous Substance, whether or not occurring at, on, under or involving a Loan Property, except for such Litigation pending or threatened that is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on CBI.

              (c) To the Knowledge of CBI, there is no Litigation pending or threatened before any court, governmental agency or authority or other forum in which any CBI Company or any of its Participation Facilities has been or, with respect to threatened Litigation, may be named as a defendant (i) for alleged noncompliance (including by any predecessor) with any Environmental Law or (ii) relating to the release, discharge, spillage or disposal into the environment of any Hazardous Substance, whether or not occurring at, on, under or involving a site owned, leased or operated by any CBI Company or any of its Participation Facilities, except for such Litigation pending or threatened that is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on CBI.

              (d) To the Knowledge of CBI, there is no reasonable basis for any Litigation of a type described in subsections (b) or (c), except such as is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on CBI.

              (e) During the period of (i) any CBI Company's ownership or operation of any of their respective current properties, (ii) any CBI Company's participation in the management of any Participation Facility, or
(iii) any CBI Company's holding of a security interest in a Loan Property, no release, discharge, spillage or disposal of Hazardous Substances has occurred in, on, under, or affecting such properties, except such as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on CBI. Prior to the period of (i) any CBI Company's ownership or operation of any of their respective current properties, (ii) any CBI Company's participation in the management of any Participation Facility, or (iii) any CBI Company's holding of a security interest in a Loan Property, to the Knowledge of CBI, no release, discharge, spillage or disposal of Hazardous Substances has occurred in, on, under or affecting any such property, Participation Facility or Loan Property, except such as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on CBI.

         6.8 Compliance with Laws.   CBI is duly registered as a bank holding
company under the BHC Act and Florida Law. Each CBI Company has in effect all Permits necessary for it to own, lease or operate its material Assets and to carry on its business as now conducted, except for those Permits the absence of which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on CBI, and there has occurred no Default under any such Permit. Except as disclosed in
Section 6.8 of the CBI Disclosure Memorandum, no CBI Company:

              (a) is in violation of any Laws, Orders or Permits applicable to its business or employees conducting its business, except for violations which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on CBI; and

              (b) has received any notification or communication from any agency or department of federal, state, or local government or any Regulatory Authority or the staff thereof (i) asserting that any CBI Company is not in compliance with any of the Laws or Orders which such governmental authority or Regulatory Authority enforces, where such noncompliance is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on CBI, (ii) threatening to revoke any Permits, the revocation of which is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on CBI, or (iii) requiring any CBI Company to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment or memorandum of understanding, or to adopt any Board resolution or similar undertaking, which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit or reserve policies, its management, or the payment of dividends.

         6.9 Employee Benefit Plans. CBI has delivered or made available to CFB prior to the execution of this Agreement copies in each case of all pension, retirement, profit-sharing, deferred compensation, stock option, employee stock ownership, severance pay, vacation, bonus, or other incentive plan, all other written employee programs, arrangements, or agreements, all medical, vision, dental, or other health plans, all life insurance plans, and all other employee benefit plans or fringe benefit plans, including "employee benefit plans" as that term is defined in Section 3(3) of ERISA, currently adopted, maintained by, sponsored in whole or in part by, or contributed to by any CBI Company or Affiliate thereof for the benefit of employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries and under which employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries are eligible to participate (collectively, the "CBI Benefit Plans"). Any of the CBI Benefit Plans which is an "employee pension benefit plan," as that term is defined in Section 3(2) of ERISA, is referred to herein as a "CBI ERISA Plan." Each CBI ERISA Plan which is also a "defined benefit plan" (as defined in Section 414(j) of the Internal Revenue Code) is referred to herein as a "CBI Pension Plan." No CBI Pension Plan is or has been a multiemployer plan within the meaning of Section 3(37) of ERISA.

         6.10    Legal Proceedings.   There is no Litigation instituted or
pending, or, to the Knowledge of CBI, threatened (or unasserted but considered probable of assertion and which if asserted would have at least a reasonable probability of an unfavorable outcome) against any CBI Company, or against any Asset, interest, or right of any of them, that would prevent, or materially delay or impair the ability of CBI to timely consummate the transactions contemplated by this Agreement, nor are there any Orders of any Regulatory Authorities, other governmental authorities, or arbitrators outstanding against any CBI Company, that would prevent, or materially delay or impair the ability of CBI to timely consummate the transactions contemplated by this Agreement.

         6.11 Reports. Since January 1, 1990, or the date of organization if later, each CBI Company has filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with (i) the SEC, including, but not limited to, Forms 10-K, Forms 10-Q, Forms 8-K, and proxy statements, (ii) other Regulatory Authorities, and
(iii) any applicable state securities or banking authorities (except, in the case of state securities authorities, failures to file which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on CBI). As of their respective dates, each of such reports and documents, including the financial statements, exhibits, and schedules thereto, complied in all material respects with all applicable Laws. As of its respective date, each such report and document did not, in all material respects, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

         6.12 Statements True and Correct. No statement, certificate, instrument or other writing furnished or to be furnished by any CBI Company or any Affiliate thereof to CFB pursuant to this Agreement or any other document, agreement or instrument referred to herein contains or will contain any untrue statement of material fact or will omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the information supplied or to be supplied by any CBI Company or any Affiliate thereof for inclusion in the Registration Statement to be filed by CBI with the SEC, will, when the Registration Statement becomes effective, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein not misleading. None of the information supplied or to be supplied by any CBI Company or any Affiliate thereof for inclusion in the Proxy Statement to be mailed to CFB's shareholders in connection with the Shareholders' Meeting, and any other documents to be filed by any CBI Company or any Affiliate thereof with the SEC or any other Regulatory Authority in connection with the transactions contemplated hereby, will, at the respective time such documents are filed, and with respect to the Proxy Statement, when first mailed to the shareholders of CFB, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the Shareholders' Meeting, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Shareholders' Meeting. All documents that any CBI Company or any Affiliate thereof is responsible for filing with any Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable Law.

         6.13 Accounting, Tax and Regulatory Matters. No CBI Company or any Affiliate thereof has taken any action or has any Knowledge of any fact or circumstance that is reasonably likely to (i) prevent the transactions contemplated hereby, including the Merger, from qualifying for pooling-of-interests accounting treatment or as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, or (ii) materially impede or delay receipt of any Consents of Regulatory Authorities referred to in Section 9.1(b) of this Agreement or result in the imposition of a condition or restriction of the type referred to in the last sentence of such Section.

         6.14 Labor Relations. No CBI Company is the subject of any Litigation asserting that it or any other CBI Company has committed an unfair labor practice (within the meaning of the National Labor Relations Act or comparable state law) or seeking to compel it or any other CBI Company to bargain with any labor organization as to wages or conditions of employment, nor is there any strike or other labor dispute involving any CBI Company, pending or threatened, or to the Knowledge of CBI, is there any activity involving any CBI Company's employees seeking to certify a collective bargaining unit or engaging in any other organization activity.

         6.15    Tax Matters.

              (a) As of the date hereof, all Tax returns required to be filed by or on behalf of any of the CBI Companies have been timely filed or requests for extensions have been timely filed, granted, and have not expired for periods ended on or before December 31, 1994, and on or before the date of the most recent fiscal year end immediately preceding the Effective Time, and all returns filed are complete and accurate to the Knowledge of CBI, except for any such failure to file or to be complete or accurate which is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on CBI. As of the date hereof, all Taxes shown on filed returns have been paid and as of the date of this Agreement, there is no audit examination, deficiency, or refund Litigation with respect to any Taxes, except as reserved against in the CBI Financial Statements or as disclosed in Section 6.15 of the CBI Disclosure Memorandum or except such as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on CBI. As of the date hereof, all Taxes and other Liabilities due with respect to completed and settled examinations or concluded Litigation have been paid, except such as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on CBI.

              (b) Adequate provision for any Taxes due or to become due for any of the CBI Companies for the period or periods through and including the date of the respective CBI Financial Statements has been made and is reflected on such CBI Financial Statements, except such as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on CBI.

              (c) Deferred Taxes of the CFB Companies have been provided for in accordance with GAAP, except such as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on CBI.


         6.16    Allowance for Possible Loan Losses.   The allowance for
possible loan or credit losses (the "Allowance") shown on the consolidated balance sheets of CBI included in the most recent CBI Financial
Statements dated prior to the date of this Agreement was adequate (within the meaning of GAAP and applicable regulatory requirements or guidelines) to provide for losses relating to or inherent in the loan and lease portfolios (including accrued interest receivables) of the CBI Companies and other extensions of credit (including letters of credit and commitments to make loans or extend credit) by the CBI Companies as of the date hereof.

         6.17 Material Contracts. Except as disclosed in Section 6.17 of the CBI Disclosure Memorandum or otherwise reflected in the CBI Financial Statements dated prior to the date hereof, as of the date hereof, none of the CBI Companies, nor any of their respective Assets, businesses, or operations, is a party to, or is bound or affected by, or receives benefits under, (i) any employment, severance, termination, consulting, or retirement Contract providing for aggregate payments to any Person in any calendar year in excess of $500,000 and (ii) any other Contract or amendment thereto that would be required to be filed as an exhibit to a Form 10-K filed by CBI with the SEC which has not been so filed.


                                   ARTICLE 7
                    CONDUCT OF BUSINESS PENDING CONSUMMATION

         7.1 Affirmative Covenants of CFB. Unless the prior written consent of the other Party shall have been obtained, and except as otherwise expressly contemplated herein, CFB shall and shall cause each of its Subsidiaries to (a) operate its business only in the usual, regular, and ordinary course, (b) preserve intact its business organization and Assets and maintain its rights and franchises, and (c) take no action which would (i) adversely affect the ability of any Party to obtain any Consents required for the transactions contemplated hereby without imposition of a condition or restriction of the type referred to in the last sentences of Section 9.1(b) or 9.1(c) of this Agreement, or (ii) adversely affect the ability of any Party to perform its covenants and agreements under this Agreement.

         7.2 Negative Covenants of CFB. From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, CFB covenants and agrees that it will not do or agree or commit to do, or permit any of its Subsidiaries to do or agree or commit to do, any of the following without the prior written consent of the chief executive officer, president or chief financial officer of CBI, which consent shall not be unreasonably withheld:

              (a) amend the Articles of Incorporation, Bylaws or other governing instruments of any CFB Company, or

              (b) incur any additional debt obligation or other obligation for borrowed money, except in the ordinary course of the business of CFB Subsidiaries consistent with past practices (which shall include, for CFBO, creation of deposit liabilities, purchases of federal funds, advances from the Federal Reserve Bank or Federal Home Loan Bank, and entry into repurchase agreements fully secured by U.S. government or agency securities), or impose, or suffer the imposition, on any Asset of any CFB Company of any Lien or permit any such Lien to exist (other than in connection with deposits, repurchase agreements, bankers acceptances, "treasury tax and loan" accounts established in the ordinary course of CBFO's business, the satisfaction of legal requirements in the exercise of trust powers, and Liens in effect as of the date hereof that are disclosed in the CFB Disclosure Memorandum); or

                 (c) repurchase, redeem, or otherwise acquire or exchange (other than exchanges in the ordinary course under employee benefit plans), directly or indirectly, any shares, or any securities convertible into any shares, of the capital stock of any CFB Company, or declare or pay any dividend or make any other distribution in respect of CFB's capital stock; or

                 (d) except for this Agreement, or pursuant to the exercise of stock options outstanding as of the date hereof and pursuant to the terms thereof in existence on the date hereof, or as disclosed in
      Section 7.2(d) of the CFB Disclosure Memorandum, issue, sell, pledge, encumber, authorize the issuance of, enter into any Contract to issue, sell, pledge, encumber, or authorize the issuance of, or otherwise permit to become outstanding, any additional shares of CFB Common Stock or any other capital stock of any CFB Company, or any stock appreciation rights,
      or any option, warrant, conversion, or other right to acquire     any
      such stock, or any security convertible into any such stock; or

                 (e) adjust, split, combine or reclassify any capital stock of any CFB Company or issue or authorize the issuance of any other securities in respect of or in substitution for shares of CFB Common Stock, or sell, lease, mortgage or otherwise dispose of or otherwise encumber any shares of capital stock of any CFB Subsidiary (unless any such shares of stock are sold or otherwise transferred to another CFB Company) or any Asset other than in the ordinary course of business for reasonable and adequate consideration; or

                 (f) except for purchases of U.S. Treasury securities or U.S. Government agency securities, which in either case have maturities of three years or less, purchase any securities or make any material investment, either by purchase of stock of securities, contributions to capital, Asset transfers, or purchase of any Assets, in any Person other than a wholly owned CFB Subsidiary, or otherwise acquire direct or indirect control over any Person, other than in connection with (i) foreclosures in the ordinary course of business, (ii) acquisitions of control by a depository institution Subsidiary in its fiduciary capacity, or (iii) the creation of new wholly owned Subsidiaries organized to conduct or continue activities otherwise permitted by this Agreement; or

                 (g) grant any increase in compensation or benefits to the employees or officers of any CFB Company, except in accordance with past practice disclosed in Section 7.2(g) of the CFB Disclosure Memorandum or as required by Law; pay any severance or termination pay or any bonus other than pursuant to written policies or written Contracts in effect on the date of this Agreement and disclosed in Section 7.2(g) of the CFB Disclosure Memorandum; and enter into or amend any severance agreements with officers of any CFB Company; grant any material increase in fees or other increases in compensation or other benefits to directors of any CFB Company except in accordance with past practice disclosed in
      Section 7.2(g) of the CFB Disclosure Memorandum; or voluntarily accelerate the vesting of any stock options or other stock-based compensation or employee benefits; or

                (h) enter into, amend or change any employment, benefit or severance Contract between any CFB Company and any Person (unless such amendment or change is required by Law) that the CFB Company does not have the unconditional right to terminate without Liability (other than Liability for services already rendered), at any time on or after the Effective Time;

                (i) adopt any new employee benefit plan of any CFB Company or make any material change in or to any existing employee benefit plans of any CFB Company other than any such change that is required by Law or that, in the opinion of counsel, is necessary or advisable to maintain the tax qualified status of any such plan; or

               (j) make any significant change in any Tax or accounting methods or systems of internal accounting controls, except as may be appropriate to conform to changes in Tax Laws or regulatory accounting requirements or GAAP; or





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
             (k) commence any Litigation other than in accordance with past practice, or compromise of settle any Litigation involving any Liability of any CFB Company for material money damages or restrictions upon the operations of any CFB Company; or

             (l) modify, amend or terminate any material Contract (including any loan Contract or extension of credit with any Person or affiliated or related persons with an aggregate unpaid balance exceeding $100,000 or any loan Contract or extension of credit to any director, officer principal (5% or greater) shareholder of CFB or their affiliated or related persons) or waive, release, compromise or assign any material rights or claims; or

             (m) obtain any advances or otherwise borrow any monies from, or become indebted to, the FHLB.

         7.3 Covenants of CBI. From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, CBI covenants and agrees that it shall (x) continue to conduct its business and the business of its Subsidiaries in a manner designed in its reasonable judgment, to enhance the long-term value of the CBI Common Stock, and (y) take no action which would (i) materially adversely affect the ability of any Party to obtain any Consents required for the transactions contemplated hereby without imposition of a condition or restriction of the type referred to in the last sentences of Section 9.1(b) or 9.1(c) of this Agreement, or (ii) materially adversely affect the ability of any Party to perform its covenants and agreements under this Agreement; provided, that the foregoing shall not prevent any CBI Company from discontinuing or disposing of any of its Assets or business if such action is, in the judgment of CBI, desirable in the conduct of the business of CBI and its Subsidiaries. CBI further covenants and agrees that it will not, without the prior written consent of the chief executive officer, president or chief financial officer of CFB, which consent shall not be unreasonably withheld, amend the Articles of Incorporation or Bylaws of CBI, in each case, in any manner adverse to the holders of CFB Common Stock as compared to the rights of holders of CBI Common Stock generally.

         7.4 Adverse Changes in Condition. Each Party agrees to give written notice promptly to the other Party upon becoming aware of the occurrence or impending occurrence of any event or circumstance relating to it or any of its Subsidiaries which (i) is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on it or (ii) would cause or constitute a breach of any of its representations, warranties, or covenants contained herein, and to use its reasonable efforts to prevent or promptly to remedy the same.

         7.5 Reports. Each Party and its Subsidiaries shall timely file all reports required to be filed by it with Regulatory Authorities between the date of this Agreement and the Effective Time and shall deliver to the other Party copies of all such reports promptly after the same are filed. If financial statements are contained in any such reports filed with the SEC, such financial statements will fairly present the consolidated financial position of the entity filing such statements as of the dates indicated and the consolidated results of operations, changes in shareholders' equity, and cash flows for the periods then ended in accordance with GAAP (subject in the case of interim financial statements to normal recurring year-end adjustments that are not material). As of their respective dates, such reports filed with the SEC will comply in all material respects with the Securities Laws and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.
Any financial statements contained in any other reports to other Regulatory Authorities shall be prepared in accordance with the Laws applicable to such reports, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.


                                   ARTICLE 8
                             ADDITIONAL AGREEMENTS

         8.1 Registration Statement; Proxy Statement; Shareholder Approval. At a date determined by CBI in its sole discretion, CBI shall file the Registration Statement with the SEC, and shall use its reasonable efforts to





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

cause the Registration Statement to become effective under the 1933 Act and take any action required to be taken under the applicable state Blue Sky or securities Laws in connection with the issuance of the shares of CBI Common Stock upon consummation of the Merger. CFB shall furnish all information concerning it and the holders of its capital stock as CBI may reasonably request in connection with such action. CFB shall call a Shareholders' Meeting, to be held as soon as reasonably practicable after the Registration Statement is declared effective by the SEC, for the purpose of voting upon approval of this Agreement and such other related matters as it deems appropriate. In connection with the Shareholders' Meeting, (i) CFB shall prepare and file with the SEC a Proxy Statement and mail such Proxy Statement to its shareholders, (ii) the Parties shall furnish to each other all information concerning them that they may reasonably request in connection with such Proxy Statement, (iii) the Board of Directors of CFB shall recommend (subject to compliance with their fiduciary duties as advised by counsel) to its shareholders the approval of this Agreement, and (iv) the Board of Directors and officers of CFB shall (subject to compliance with their fiduciary duties as advised by counsel) use their reasonable efforts to obtain such shareholders' approval.

         8.2 Exchange Listing. CBI shall use its reasonable efforts to list, prior to the Effective Time, on the Nasdaq National Market the shares of CBI Common Stock to be issued to the holders of CFB Common Stock pursuant to the Merger.

         8.3 Applications. CBI shall promptly prepare and file, and CFB shall cooperate in the preparation and, where appropriate, filing of, applications with all Regulatory Authorities having jurisdiction over the transactions contemplated by this Agreement seeking the requisite Consents necessary to consummate the transactions contemplated by this Agreement.

         8.4 Filings with State Offices.   Upon the terms and subject to the
conditions of this Agreement, CBI shall execute and file the Articles of Merger.

         8.5 Agreement as to Efforts to Consummate. Subject to the terms and conditions of this Agreement, each Party agrees to use, and to cause its Subsidiaries to use, its reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper, or advisable under applicable Laws to consummate and make effective, as soon as practicable after the date of this Agreement, the transactions contemplated by this Agreement, including using its reasonable efforts to lift or rescind any Order adversely affecting its ability to consummate the transactions contemplated herein and to cause to be satisfied the conditions referred to in
Article 9 of this Agreement; provided, that nothing herein shall preclude either Party from exercising its rights under this Agreement. Each Party shall use, and shall cause each of its Subsidiaries to use, its reasonable efforts to obtain all Consents necessary or desirable for the consummation of the transactions contemplated by this Agreement.

         8.6 Investigation and Confidentiality.

              (a) Prior to the Effective Time, each Party shall keep the other Party advised of all material developments relevant to its business and to consummation of the Merger and shall permit the other Party to make or cause to be made such investigation of the business and properties of it and its Subsidiaries and of their respective financial and legal conditions as the other Party reasonably requests, provided that such investigation shall be reasonably related to the transactions contemplated hereby and shall not interfere unnecessarily with normal operations. No investigation by a Party shall affect the representations and warranties of the other Party.

              (b) In addition to the Parties' respective obligations under the Confidentiality Agreements, each Party shall, and shall cause its advisers and agents to, maintain the confidentiality of all confidential information furnished to it by the other Party concerning its and its Subsidiaries' businesses, operations, and financial positions and shall not use such information for any purpose except in furtherance of the
transactions contemplated by this Agreement.   If this Agreement is
terminated prior to the Effective Time, each Party shall promptly return or certify the destruction of all documents and copies thereof, and all work papers containing confidential information received from the other Party.





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

               (c) CFB shall use its reasonable efforts to exercise its rights under confidentiality agreements entered into with Persons which were considering an Acquisition Transaction with CFB to preserve the confidentiality of the information relating to CFB provided to such Persons and their Affiliates and Representatives.

               (d) Each Party agrees to give the other Party notice as soon as practicable after any determination by it of any fact or occurrence relating to the other Party which it has discovered through the course of its investigation and which represents, or is reasonably likely to represent, either a breach of any representation, warranty, covenant or agreement of the other Party or which has had or is reasonably likely to have a Material Adverse Effect on the other Party.

         8.7 Press Releases. Prior to the Effective Time, CFB and CBI shall consult with each other as to the form and substance of any press release or other public disclosure materially related to this Agreement or any other transaction contemplated hereby; provided, that nothing in this Section 8.7 shall be deemed to prohibit any Party from making any disclosure which its counsel deems necessary or advisable in order to satisfy such Party's disclosure obligations imposed by Law.

         8.8 Certain Actions. Except with respect to this Agreement and the transactions contemplated hereby, no CFB Company nor any Affiliate thereof nor any Representatives thereof retained by any CFB Company shall directly or indirectly solicit any Acquisition Proposal by any Person. Except to the extent necessary to comply with the fiduciary duties of CFB's Board of Directors as advised by counsel, no CFB Company or any Affiliate or Representative thereof shall furnish any non-public information that it is not legally obligated to furnish, negotiate with respect to, or enter into any Contract with respect to, any Acquisition Proposal, but CFB may communicate information about such an Acquisition Proposal to its shareholders if and to the extent that it is required to do so in order to comply with its legal obligations as advised by counsel. CFB shall promptly notify CBI orally and in writing in the event that it receives any inquiry or proposal relating to any such transaction. CFB shall (i) immediately cease and cause to be terminated any existing activities, discussions or negotiations with any Persons conducted heretofore with respect to any of the foregoing, and (ii) direct and use its reasonable efforts to cause all of its Representatives not to engage in any of the foregoing.

         8.9   Accounting and Tax Treatment.   Each of the Parties undertakes
and agrees to use its reasonable efforts to cause the Merger, and to take no action which would cause the Merger not, to qualify for pooling-of-interests accounting treatment and treatment as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code for federal income tax purposes.

         8.10  State Takeover Laws.   Each CFB Company shall take all
necessary steps to exempt the transactions contemplated by this Agreement from, or if necessary challenge the validity or applicability of, any applicable state takeover Law, including Sections 607.0901 and 607.0902 of the FBCA.

         8.11 Charter Provisions. Each CFB Company shall take all necessary action to ensure that the entering into of this Agreement and the consummation of the Merger and the other transactions contemplated hereby do not and will not result in the grant of any rights to any Person under the Articles of Incorporation, Bylaws or other governing instruments of any CFB Company or restrict or impair the ability of CBI or any of its Subsidiaries to vote, or otherwise to exercise the rights of a shareholder with respect to, shares of any CFB Company that may be directly or indirectly acquired or controlled by it.

         8.12 Agreement of Affiliates. CFB has disclosed in Section 8.12 of the CFB Disclosure Memorandum all Persons whom it reasonably believes is an "affiliate" of CFB for purposes of Rule 145 under the 1933 Act. CFB shall use its reasonable efforts to cause each such Person to deliver to CBI not later than 30 days prior to the Effective Time, a written agreement, substantially in the form of Exhibit 4, providing that such Person will not sell, pledge, transfer, or otherwise dispose of the shares of CFB Common Stock held by such Person except as contemplated by such agreement or by this Agreement and will not sell, pledge, transfer, or otherwise dispose of the shares of CBI Common Stock to be received by such Person upon consummation of the Merger except in





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

compliance with applicable provisions of the 1933 Act and the rules and regulations thereunder and until such time as financial results covering at least 30 days of combined operations of CBI and CFB have been published within the meaning of Section 201.01 of the SEC's Codification of Financial
Reporting Policies. To qualify the Merger for pooling-of-interests accounting treatment, shares of CBI Common Stock issued to such affiliates of CFB in exchange for shares of CFB Common Stock shall not be transferable until such time as financial results covering at least 30 days of combined operations of CBI and CFB have been published within the meaning of Section 201.01 of the SEC's Codification of Financial Reporting
Policies, regardless of whether each such affiliate has provided the written agreement referred to in this Section 8.12 (and CBI shall be entitled to place restrictive legends upon certificates for shares of CBI Common Stock issued to affiliates of CFB pursuant to this Agreement to enforce the provisions of this Section 8.12). CBI shall not be required to maintain the effectiveness of the Registration Statement under the 1933 Act for the purposes of resale of CBI Common Stock by such affiliates.

         8.13 Employee Benefits and Contracts. Following the Effective Time, CBI shall provide generally to officers and employees of the CFB Companies employee benefits under employee benefit plans (other than stock option or other plans involving the potential issuance of CBI Common Stock or cash bonuses), on terms and conditions which when taken as a whole are substantially similar to those currently provided by the CBI Companies to their similarly situated officers and employees. For purposes of participation and vesting, but otherwise not in calculating any benefits or benefit accrual under such employee benefit plans, the service of the employees of the CFB Companies prior to the Effective Time shall be treated as service with a CBI Company participating in such employee benefit plan. CBI also shall cause the Surviving Corporation and its Subsidiaries to honor in accordance with their terms all provisions for vested benefits or other vested amounts earned or accrued through the Effective Time under the CFB Benefit Plans.

         8.14 Certain Policies of CFB. At the request of CBI, CFB shall use its best efforts to modify and change its loan, litigation and real estate valuation policies and practices (including loan classifications and levels of reserves) prior to the Effective Time so as to be consistent on a mutually satisfactory basis with those of CBI and GAAP. CFB shall not be required to modify or change any such policies or practices, however, until such time as (i) satisfaction of the conditions set forth in
Section 9.1(a), 9.1(b) and 9.1(c) of this Agreement, (ii) such time as CFB and CBI agree that the Effective Time will occur prior to the public disclosure of such modifications or changes in regular periodic earnings releases or periodic reports filed with the SEC, and (iii) CBI acknowledges in writing that all conditions to its obligation to consummate the Merger (and CBI's rights to terminate this Agreement) have been waived or satisfied;
provided, that in all circumstances CFB shall make such modifications and changes not later than immediately prior to the Effective Time. CFB's representations, warranties, covenants and agreements contained in this Agreement shall not be deemed to be untrue or breached in any respect for any purpose as a consequence of any modifications or changes undertaken solely on account of this Section 8.14.

         8.15 Real Estate. CFB shall use all reasonable efforts to cause the real property defined as the Parcel in Section 5.25 hereof to be sold prior to Closing for an amount (on a net basis) of not less than $290,000.

         8.16    Director and Officer Insurance.   CFBO, at its option and
expense, may seek to maintain CFBO's existing directors' and officers' liability insurance policy covering persons who are currently covered by such insurance carried by CFBO for a period of two years after the Effective Time on terms no less favorable than those in effect on the date hereof; provided, that no CBI Company shall be obligated to make annual premium payments in respect of such policy and further provided that the cost of such policy extension shall not exceed a total of $18,000 and that all such amounts shall be expenses of CFBO during the 1995 calendar year, and upon and following the Effective Time, the CBI Companies shall be entitled to the rights and benefits of such policy to the same extent as the CFB Companies, including CFBO, were as of the date hereof.





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

                                   ARTICLE 9
               CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE

         9.1 Conditions to Obligations of Each Party. The respective obligations of each Party to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by both Parties pursuant to Section 11.6 of this Agreement:

              (a) Shareholder Approval.   The shareholders of CFB shall have
      adopted, approved, ratified and confirmed this Agreement, and the consummation of the transactions contemplated hereby, including the Merger, as and to the extent required by Law, by the provisions of any governing instruments; the holders of not more than five (5%) percent of the outstanding shares of CFB Common Stock shall have given notice of their intent to exercise their statutory rights of dissent.

              (b) Regulatory Approvals.   All Consents of, filings and
      registrations with, and notifications to, all Regulatory Authorities required for consummation of the Merger shall have been obtained or made and shall be in full force and effect and all waiting periods required by Law shall have expired. No Consent obtained from any Regulatory Authority which is necessary to consummate the transactions contemplated hereby shall be conditioned or restricted in a manner (including requirements relating to the raising of additional capital or the disposition of Assets) which in the reasonable judgment of the Board of Directors of CBI would so materially adversely affect the economic or business benefits of the transactions contemplated by this Agreement that, had such condition or requirement been known, such Party would not, in its reasonable judgment, have entered into this Agreement.

              (c) Consents and Approvals. Each Party shall have obtained any and all Consents required for consummation of the Merger (other than those referred to in Section 9.1(b) of this Agreement) or for the preventing of any Default under any Contract or Permit of such Party which, if not obtained or made, is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on such
      Party.   No Consent so obtained which is necessary to consummate the transactions contemplated hereby shall be conditioned or restricted in a manner which in the reasonable judgment of the Board of Directors of CBI would so materially adversely affect the economic or business benefits of the transactions contemplated by this Agreement that, had such condition or requirement been known, CBI would not, in its reasonable judgment, have entered into this Agreement.

              (d) Legal Proceedings.    No court or governmental or
      regulatory authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law or Order (whether temporary, preliminary or permanent) or taken any other action which prohibits, restricts in any material respect or makes illegal, consummation of the transactions contemplated by this Agreement.

              (e) Registration Statement. The Registration Statement shall be effective under the 1933 Act, no stop orders suspending the effectiveness of the Registration Statement shall have been issued, no action, suit, cease and desist or other order, proceeding or investigation by the SEC to suspend the effectiveness thereof shall have been initiated and be continuing, and all necessary approvals under state securities Laws or the 1933 Act or 1934 Act relating to the issuance or trading of the shares of CBI Common Stock issuable pursuant to the Merger shall have been received and remain in effect.

              (f) Listing of CBI Common Stock. The shares of CBI Common Stock issuable pursuant to the Merger shall have been approved for listing on the Nasdaq National Market.

              (g) Pooling Letters. The Parties shall have received a letter, dated as of the Effective Time, in form and substance reasonably acceptable to such Party, from Purvis, Gray and Company, or such other certified public accountant mutually acceptable to the Parties, to the effect that the Merger will qualify for pooling-of-interests accounting treatment and that such firm is not aware of any matters relating to CFB and its Subsidiaries which would preclude the Merger from qualifying for pooling-of-interests accounting treatment.

              (h) Tax Matters.   Each Party shall have received a written
      opinion of counsel from Alston & Bird, in form reasonably satisfactory to such Parties (the "Tax Opinion"), to the effect that (i) the Merger will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, (ii) the exchange in the Merger of CFB Common Stock for CBI Common Stock will not give rise to gain or loss to the shareholders of CFB with respect to such exchange (except to the extent of any cash received), and (iii) none of CFB or CBI will recognize gain or loss as a consequence of the Merger (except for amounts resulting from any required change in accounting methods and any income and deferred gain recognized pursuant to Treasury regulations issued under Section 1502 of the Internal Revenue Code), and, with respect to the Bank Merger, that (i) the Bank Merger will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, and (ii) none of CFB, CBI, CFBO or CNBL will recognize gain or loss as a consequence of the Bank Merger. In rendering such Tax Opinion, such counsel shall be entitled to rely upon representations of officers of CFB and CBI reasonably satisfactory in form and substance to such counsel.

         9.2 Conditions to Obligations of CBI.   The obligations of CBI
to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by CBI pursuant to Section 11.6(a) of this
Agreement:

              (a) Representations and Warranties.    The representations and
      warranties of CFB set forth or referred to in this Agreement shall be true and correct as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time
      (provided that representations and warranties which are confined to a specified date shall speak only as of such date).

              (b) Performance of Agreements and Covenants.   Each and all of
      the agreements and covenants of CFB to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with.

              (c) Certificates. CFB shall have delivered to CBI (i) a certificate, dated as of the Effective Time and signed on its behalf by its chief executive officer and its chief financial officer, to the effect that the conditions of its obligations set forth in Section 9.2(a) and 9.2(b) of this Agreement have been satisfied, and (ii) certified copies of resolutions duly adopted by CFB's Board of Directors and shareholders evidencing the taking of all corporate action necessary to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, all in such reasonable detail as CBI and its counsel shall request.

              (d) Opinion of Counsel.   CBI shall have received an opinion of
      Hicks & MacQuarrie, counsel to CFB, dated as of the Closing, in form reasonably satisfactory to CBI, as to the matters set forth in Exhibit 5.

              (e) Accountant's Letters. CBI shall have received from Purvis, Gray & Company letters dated not more than five days prior to (i) the date of the Joint Proxy Statement and (ii) the Effective Time, with respect to certain financial information regarding CFB, in form and substance reasonably satisfactory to CBI, which letters shall be based upon customary specified procedures undertaken by such firm in accordance with Statement of Auditing Standard No. 72.

              (f) Affiliates' Agreements. CBI shall have received from each affiliate of CFB the affiliates letter referred to in Section 8.12 of this Agreement, to the extent necessary to assure in the reasonable judgment of CBI that the transactions contemplated hereby will qualify for pooling-of-interests accounting treatment.

              (h) Claims Letters.   Each of the directors and officers of CFB
      and CFBO shall have executed and delivered to CBI letters in substantially the form of Exhibit 6.

              (i) Survey. CFB shall provide to CBI an updated survey for the Construction Project, of sufficient quality and detail for title insurance purposes, showing that the foundations of all structural improvements are located within the boundaries of the property owned in fee simple by CFB or its Affiliates and within the buildable areas permitted by applicable zoning and private covenants affecting such property.

              (j) Options. All options to purchase shares of CFB Common Stock outstanding on the date hereof as provided in Section 5.3 hereof and in the CFB Disclosure Memorandum, shall have been exercised in full, and no CFB Company nor any of their Affiliates or successors shall have paid or be obligated to pay any cash or other consideration (except shares of CFB Common Stock issuable upon exercise) for, or in respect of, such options.

         9.3 Conditions to Obligations of CFB. The obligations of CFB to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by CFB pursuant to Section 11.6(b) of this Agreement:

              (a) Representations and Warranties.   The representations and
      warranties of CBI set forth or referred to in this Agreement shall be true and correct as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time
      (provided that representations and warranties which are confined to a specified date shall speak only as of such date), except as expressly contemplated by this Agreement.

              (b) Performance of Agreements and Covenants. Each and all of the agreements and covenants of CBI to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with.

              (c) Certificates. CBI shall have delivered to CFB (i) a certificate, dated as of the Effective Time and signed on its behalf by its chief executive officer and its chief financial officer, to the effect that the conditions of its obligations set forth in Section 9.3(a) and 9.3(b) of this Agreement have been satisfied, and (ii) certified copies of resolutions duly adopted by CBI's Board of Directors evidencing the taking of all corporate action necessary to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, all in such reasonable detail as CFB and its counsel shall request.

              (d) Opinion of Counsel. CFB shall have received an opinion of Alston & Bird, special counsel to CBI, dated as of the Effective Time, in form reasonably acceptable to CFB, as to the matters set forth in
      Exhibit 7.


                                   ARTICLE 10
                                  TERMINATION

         10.1 Termination. Notwithstanding any other provision of this Agreement, and notwithstanding the approval of this Agreement by the shareholders of CFB, this Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time:

              (a) By mutual consent of the Board of Directors of CBI and the Board of Directors of CFB; or

              (b) By the Board of Directors of either Party (provided that the terminating Party is not then in material breach of any representation, warranty, covenant, or other agreement contained in this Agreement) in the event of a material breach by the other
      Party of any representation or warranty contained in this

      Agreement which cannot be or has not been cured within 30 days after the giving of written notice to the breaching Party of such breach; or

              (c) By the Board of Directors of either Party (provided that the terminating Party is not then in material breach of any representation, warranty, covenant, or other agreement contained in this Agreement) in the event of a material breach by the other Party of any covenant or agreement contained in this Agreement which cannot be or has not been cured within 30 days after the giving of written notice to the breaching Party of such breach; or

              (d) By the Board of Directors of either Party (provided that the terminating Party is not then in material breach of any representation, warranty, covenant, or other agreement contained in this Agreement) in the event (i) any Consent of any Regulatory
      Authority required for consummation of the Merger and the other transactions contemplated hereby shall have been denied by final nonappealable action of such authority or if any action taken by such authority is not appealed within the time limit for appeal, or (ii) the shareholders of CFB fail to vote their approval of this Agreement and the transactions contemplated hereby as required by the FBCA and the rules of the NASD at the Shareholders' Meeting where the transactions were presented to such shareholders for approval and voted upon; or

              (e) By the Board of Directors of either Party in the event that the Merger shall not have been consummated by April 30, 1996, if the failure to consummate the transactions contemplated hereby on or before such date is not caused by any breach of this Agreement by the Party electing to terminate pursuant to this Section 10.1(e); or

              (f) By the Board of Directors of either Party (provided that the terminating Party is not then in material breach of any representation, warranty, covenant, or other agreement contained in this Agreement) in the event that any of the conditions precedent to the obligations of such Party to consummate the Merger cannot be satisfied or fulfilled by the date specified in Section 10.1(e) of this Agreement; or

              (g) By CBI, in the event that the Board of Directors of CFB shall have failed to reaffirm its approval of the Merger and the transactions contemplated by this Agreement (to the exclusion of any other Acquisition Proposal), or shall have resolved not to reaffirm the Merger, or shall have affirmed, recommended or authorized entering into any other Acquisition Proposal or other transaction involving a merger, share exchange, consolidation or transfer of substantially all of the Assets of CFB.

         10.2 Effect of Termination. In the event of the termination and abandonment of this Agreement pursuant to Section 10.1 of this Agreement, this Agreement shall become void and have no effect, except that (i) the provisions of this Section 10.2 and Article 11 and Section 8.6(b) of this Agreement shall survive any such termination and abandonment, and (ii) a termination pursuant to Sections 10.1(b), 10.1(c) or 10.1(f) of this Agreement shall not relieve the breaching Party from Liability for an uncured willful breach of a representation, warranty, covenant, or agreement giving rise to such termination.

         10.3 Non-Survival of Representations and Covenants. The respective representations, warranties, obligations, covenants, and agreements of the Parties shall not survive the Effective Time except this Section 10.3 and Articles 2, 3, 4 and 11 and Sections 8.12 and 8.13 of this Agreement.

                                   ARTICLE 11
                                 MISCELLANEOUS

         11.1    Definitions.

              (a) Except as otherwise provided herein, the capitalized terms set forth below shall have the following meanings:

              "Acquisition Proposal" with respect to a Party shall mean any tender offer or exchange offer or any proposal for a merger, acquisition of all of the stock or assets of, or other business combination involving such Party or any of its Subsidiaries or the acquisition of a substantial equity interest in, or a substantial portion of the assets of, such Party or any of its Subsidiaries.

              "Affiliate" of a Person shall mean: (i) any other Person directly, or indirectly through one or more intermediaries, controlling, controlled by or under common control with such Person;
      (ii) any officer, director, partner, employer, or direct or indirect beneficial owner of any 5% or greater equity or voting interest of such Person; or (iii) any other Person for which a Person described in clause (ii) acts in any such capacity.

              "Agreement" shall mean this Agreement and Plan of Merger, including the Exhibits delivered pursuant hereto and incorporated herein by reference.

              "Articles of Merger" shall mean the Articles of Merger to be executed by CBI and filed with the Secretary of State of the State of Florida relating to the Merger as contemplated by Section 1.1 of this Agreement.

              "Assets" of a Person shall mean all of the assets, properties, businesses and rights of such Person of every kind, nature, character and description, whether real, personal or mixed, tangible or intangible, accrued or contingent, or otherwise relating to or utilized in such Person's business, directly or indirectly, in whole or in part, whether or not carried on the books and records of such Person, and whether or not owned in the name of such Person or any Affiliate of such Person and wherever located.

              "BHC Act" shall mean the federal Bank Holding Company Act of 1956, as amended.

              "CBI Capital Stock" shall mean, collectively, the CBI Common Stock and any other class or series of capital stock of CBI.

              "CBI Common Stock" shall mean the $.01 par value common stock of CBI.

              "CBI Companies" shall mean, collectively, CBI and all CBI Subsidiaries.

              "CBI Disclosure Memorandum" shall mean the written information entitled "Citi-Bancshares, Inc. Disclosure Memorandum" delivered prior to the date of this Agreement to CFB describing in reasonable detail the matters contained therein and, with respect to each disclosure made therein, specifically referencing each Section of this Agreement under which such disclosure is being made. Information disclosed with respect to one Section shall not be deemed to be disclosed for purposes of any other Section not specifically referenced with respect thereto.

              "CBI Financial Statements" shall mean (i) the consolidated statements of condition (including related notes and schedules, if any) of CBI as of June 30, 1995, and as of December 31, 1994 and 1993, and the related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) for the six months ended June 30, 1995, and for each of the three years ended December 31, 1994, 1993 and 1992, as filed by CBI in SEC Documents, and (ii) the consolidated statements of condition of CBI (including related notes and schedules, if any) and related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) included in SEC Documents filed with respect to periods ended subsequent to June 30, 1995.

              "CBI Stock Plan" shall mean the existing stock option and other stock-based compensation plan of CBI designated as follows: 1994 Stock Option and Stock Appreciation Rights Plan.

              "CBI Subsidiaries" shall mean the Subsidiaries of CBI and any corporation, bank, savings association, or other organization acquired as a Subsidiary of CBI in the future and owned by CBI at the Effective Time.

              "CFB Common Stock" shall mean the $.10 par value common stock of CFB.

              "CFB Companies" shall mean, collectively, CFB and all CFB Subsidiaries.

              "CFB Disclosure Memorandum" shall mean the written information entitled "Citizens First Bancshares, Inc. Disclosure Memorandum" delivered prior to the date of this Agreement to CBI describing in reasonable detail the matters contained therein and, with respect to each disclosure made therein, specifically referencing each Section of this Agreement under which such disclosure is being made. Information disclosed with respect to one Section shall not be deemed to be disclosed for purposes of any other Section not specifically referenced with respect thereto.

              "CFB Financial Statements" shall mean (i) the audited consolidated balance sheets (including related notes and schedules, if any) of CFB as of December 31, 1994 and 1993, and the related audited statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) for each of the three fiscal years ended December
    31, 1994, 1993 and 1992, and the unaudited balance sheets as of June 30, 1995, and (ii) the consolidated balance sheets of CFB (including related notes and schedules, if any) and related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) with respect to periods ended subsequent to June 30, 1995, and such financial statements as of and for the years ended December 31, 1995 shall be audited by an independent certified public accounting firm, with a nonqualified opinion expressed thereon by such independent certified public accounting firm, and (iii) the balance sheets, and related statements of income and changes in shareholders' equity (including related notes and schedules, if any) filed as "Call Reports" by CFB with the FDIC as of and for the periods ending June 30, 1995, and as of and for each period subsequent to June 30, 1995.

              "CFB Stock Plan" shall mean the existing stock option and other stock-based compensation plan of CFB designated as follows: 1993 Nonstatutory Stock Option Plan.

              "CFB Subsidiaries" shall mean the Subsidiaries of CFB, which shall include the CFB Subsidiaries described in Section 5.4 of this Agreement and any corporation, bank, savings association, or other organization acquired as a Subsidiary of CFB in the future and owned by CFB at the Effective
    Time.

              "CFBO" shall mean Citizens First Bank of Ocala, a Florida bank, wholly-owned by CFB.

              "CNBL" shall mean Citizens National Bank of Leesburg, a national banking association, wholly-owned by CBI.

              "Closing Date" shall mean the date on which the Closing occurs.

              "Confidentiality Agreement" shall mean those certain confidentiality provisions contained in that certain Letter of Intent dated September 14, 1995, between CFB and CBI.

              "Consent" shall mean any consent, approval, authorization, clearance, exemption, waiver, or similar affirmation by any Person pursuant to any Contract, Law, Order, or Permit.

              "Contract" shall mean any written or oral agreement, arrangement, authorization, commitment, contract, indenture, instrument, lease, obligation, plan, practice, restriction, understanding or undertaking of any kind or character, or other document to which any Person is a party or that is binding on any Person or its capital stock, Assets or business.

              "Default" shall mean (i) any breach or violation of or default under any Contract, Order or Permit, (ii) any occurrence of any event that with the passage of time or the giving of notice or both would constitute a breach or violation of or default under any Contract, Order or Permit, or
    (iii) any occurrence of any event that with or without the passage of time or the giving of notice would give rise to a right to terminate or revoke, change the current terms of, or renegotiate, or to accelerate, increase, or impose any Liability under, any Contract, Order or Permit, where, in any such event, such Default is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on a Party.

              "Environmental Laws" shall mean all Laws relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata) and which are administered, interpreted or enforced by the United States Environmental Protection Agency and state and local agencies with jurisdiction over, and including common law in respect of, pollution or protection of the environment, including the Comprehensive Environmental Response Compensation and Liability Act, as amended, 42 U.S.C. 9601 et seq. ("CERCLA"), the Resource Conservation and Recovery Act, as amended, 42 U.S.C. 6901 et seq. ("RCRA"), and other Laws relating to emissions, discharges, releases or threatened releases of any Hazardous Material, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of any Hazardous Material.

              "ERISA Affiliate" shall have the meaning provided in Section 5.14 of this Agreement.

              "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

              "Exhibits" 1 through 7, inclusive, shall mean the Exhibits so marked, copies of which are attached to this Agreement. Such Exhibits are hereby incorporated by reference herein and made a part hereof, and may be referred to in this Agreement and any other related instrument or document without being attached hereto.

              "FHLB" shall mean the Federal Home Loan Bank of Atlanta.

              "FBCA" shall mean the Florida Business Corporation Act.

              "GAAP" shall mean generally accepted accounting principles, consistently applied during the periods involved.

              "Hazardous Substance" shall mean (i) any hazardous substance, hazardous material, hazardous waste, regulated substance or toxic substance (as those terms are defined by any applicable Environmental Laws) and (ii) any chemicals, pollutants, contaminants, petroleum, petroleum products, or oil (and specifically shall include asbestos requiring abatement, removal or encapsulation pursuant to the requirements of governmental authorities and any polychlorinated biphenyls).

              "Internal Revenue Code" shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

              "Knowledge" as used with respect to a Person (including references to such Person being aware of a particular matter) shall mean those facts that are known or should reasonably have been known after due inquiry by the Chairman, President, Chief Financial Officer, Chief Accounting Officer, Chief Credit Officer, General Counsel, any Assistant or Deputy General Counsel, or any Senior or Executive Vice President of such Person and the knowledge of any such persons obtained or which would have been obtained from a reasonable investigation.

              "Law" shall mean any code, law, ordinance, regulation, reporting or licensing requirement, rule, or statute or written, publicly available interpretation applicable to a Person or its Assets, Liabilities or business, including those promulgated, interpreted or enforced by any Regulatory Authority.

              "Liability" shall mean any direct or indirect, primary or secondary, liability, indebtedness, obligation, penalty, cost or expense (including costs of investigation, collection and defense), claim, deficiency, guaranty or endorsement of or by any Person (other than endorsements of notes, bills, checks, and drafts presented for collection or deposit in the ordinary course of business) of any type, whether accrued, absolute or contingent, liquidated or unliquidated, matured or unmatured, or otherwise.

              "Lien" shall mean any conditional sale agreement, default of title, easement, encroachment, encumbrance, hypothecation, infringement, lien, mortgage, pledge, reservation, restriction, security interest, title retention or other security arrangement, or any adverse right or interest, charge, or claim of any nature whatsoever of, on, or with respect to any property or property interest, other than (i) Liens for current property Taxes not yet due and payable, (ii) for depository institution Subsidiaries of a Party, pledges to secure deposits and other Liens incurred in the ordinary course of the banking business, and (iii) Liens which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on a Party.

              "Litigation" shall mean any action, arbitration, cause of action, claim, complaint, criminal prosecution, demand letter, governmental or other examination or investigation, hearing, inquiry, administrative or other proceeding, or notice (written or oral) by any Person alleging potential Liability or requesting information relating to or affecting a Party, its business, its Assets (including Contracts related to it), or the transactions contemplated by this Agreement, but shall not include regular, periodic examinations of depository institutions and their Affiliates by Regulatory Authorities.

              "Loan Property" shall mean any property owned by the Party in question or by any of its Subsidiaries or in which such Party or Subsidiary holds a security interest, and, where required by the context, includes the owner or operator of such property, but only with respect to such property.

              "Material Adverse Effect" on a Party shall mean an event, change or occurrence which, individually or together with any other event, change or occurrence, has a material adverse impact on (i) the financial position, business, or results of operations of such Party and its Subsidiaries, taken as a whole, or (ii) the ability of such Party to perform its obligations under this Agreement or to consummate the Merger or the other transactions contemplated by this Agreement, provided that "material adverse impact" shall not be deemed to include the impact of (x) changes in banking and similar Laws of general applicability or interpretations thereof by courts or governmental authorities, (y) changes in generally accepted accounting principles or regulatory accounting principles generally applicable to banks and their holding companies, and (z) the Merger and compliance with the provisions of this Agreement on the operating performance of the Parties. "Material" for purposes of this Agreement shall be determined in light of the facts and circumstances of the matter in question; provided that any specific monetary amount stated in this Agreement shall determine materiality in that instance.

              "Mergers" shall mean the Merger and the Bank Merger, collectively.

              "NASD" shall mean the National Association of Securities Dealers, Inc.

              "Nasdaq National Market" shall mean the National Market System of the National Association of Securities Dealers Automated Quotations System.

              "Order" shall mean any administrative decision or award, decree, injunction, judgment, order, quasi-judicial decision or award, ruling, or writ of any federal, state, local or foreign or other court, arbitrator, mediator, tribunal, administrative agency or Regulatory Authority.

              "Participation Facility" shall mean any facility or property in which the Party in question or any of its Subsidiaries participates in the management and, where required by the context, said term means the owner or operator of such facility or property, but only with respect to such facility or property.

              "Party" shall mean either CFB or CBI, and "Parties" shall mean both CFB and CBI.

              "Permit" shall mean any federal, state, local, and foreign governmental approval, authorization, certificate, order, easement, filing, franchise, license, notice, permit, or right to which any Person is a party or that is or may be binding upon or inure to the benefit of any Person or its securities, Assets or business.

              "Person" shall mean a natural person or any legal, commercial or governmental entity, such as, but not limited to, a corporation, general partnership, joint venture, limited partnership, limited liability company, trust, business association, group acting in concert, or any person acting in a representative capacity.

              "Proxy Statement" shall mean the proxy statement used by CFB to solicit the approval of its shareholders of the transactions contemplated by this Agreement, which shall include the prospectus of CBI relating to the issuance of the CBI Common Stock to holders of CFB Common Stock.

              "Registration Statement" shall mean the Registration Statement on Form S-4, or other appropriate form, including any pre-effective or post-effective amendments or supplements thereto, filed with the SEC by CBI under the 1933 Act with respect to the shares of CBI Common Stock to be issued to the shareholders of CFB in connection with the transactions contemplated by this Agreement.

              "Regulatory Authorities" shall mean, collectively, the United States Department of Justice, the Board of the Governors of the Federal Reserve System, the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation,, the Florida State Banking Department, all state regulatory agencies having jurisdiction over the Parties and their respective Subsidiaries, the NASD, and the SEC.

              "Representative" shall mean any investment banker, financial advisor, attorney, accountant, consultant, or other representative of a Person.

              "Rights" shall mean all arrangements, calls, commitments, Contracts, options, rights to subscribe to, scrip, understandings, warrants, or other binding obligations of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of a Person or by which a Person is or may be bound to issue additional shares of its capital stock or other Rights.

              "1933 Act" shall mean the Securities Act of 1933, as amended.

              "1934 Act" shall mean the Securities Exchange Act of 1934, as amended.

              "SEC Documents" shall mean all forms, proxy statements, registration statements, reports, schedules, and other documents filed, or required to be filed, by a Party or any of its Subsidiaries with any Regulatory Authority pursuant to the Securities Laws.

              "Securities Laws" shall mean the 1933 Act, the 1934 Act, the Investment Company Act of 1940, as amended, the Investment Advisors Act of 1940, as amended, the Trust Indenture Act of 1939, as amended, and the rules and regulations of any Regulatory Authority promulgated thereunder.

              "Shareholders' Meeting" shall mean the meeting of the shareholders of CFB to be held pursuant to Section 8.1 of this Agreement, including any adjournment or adjournments thereof.

              "Significant Subsidiary" shall mean any present or future consolidated Subsidiary of the Party in question, the assets of which constitute ten percent (10%) or more of the consolidated assets of such Party as reflected on such Party's consolidated statement of condition prepared in accordance with GAAP.

              "Subsidiaries" shall mean all those corporations, banks, associations, or other entities of which the entity in question owns or controls 50% or more of the outstanding equity securities either directly or through an unbroken chain of entities as to each of which 50% or more of the outstanding equity securities is owned directly or indirectly by its parent; provided, there shall not be included any such entity acquired through foreclosure or any such entity the equity securities of which are owned or controlled in a fiduciary capacity.

              "Surviving Corporation" shall mean CBI as the surviving corporation resulting from the Merger.

              "Tax" or "Taxes" shall mean any federal, state, county, local, or foreign income, profits, franchise, gross receipts, payroll, sales, employment, use, property, withholding, excise, occupancy, and other taxes, assessments, charges, fares, or impositions, including interest, penalties, and additions imposed thereon or with respect thereto.

              (b) The terms set forth below shall have the meanings ascribed thereto in the referenced sections:

     Allowance                                                  Section 6.16
     Bank Merger                                                Section 1.4
     Bank Plan                                                  Section 1.4
     CBI Benefit Plans                                          Section 6.9
     CBI ERISA Plan                                             Section 6.9
     CBI Pension Plan                                           Section 6.9
     CFB Benefit Plans                                          Section 5.14
     CFB Contracts                                              Section 6.17
     CFB ERISA Plan                                             Section 5.14
     CFB Options                                                Section 5.14
     CFB Pension Plan                                           Section 5.14
     Closing                                                    Section 1.2
     Construction Project                                       Section 1.2
     Effective Time                                             Section 1.3
     ERISA Affiliate                                            Section 5.14
     Exchange Agent                                             Section 4.1
     Exchange Ratio                                             Section 3.1(c)
     Parcel                                                     Section 1.2
     Merger                                                     Section 1.1
     Tax Opinion                                                Section 9.1(h)

              (c) Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed followed by the words "without limitation."

         11.2    Expenses.

              (a) Except as otherwise provided in this Section 11.2, each of the Parties shall bear and pay all direct costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including filing, registration and application fees, printing fees, and fees and expenses of its own financial or other consultants, investment bankers, accountants, and counsel, except that each of the Parties shall bear and pay one-half of the filing fees payable in connection with the Registration Statement and the Joint Proxy Statement and printing costs incurred in connection with the printing of the Registration Statement and the Joint Proxy Statement.

              (b) Nothing contained in this Section 11.2 shall constitute or shall be deemed to constitute liquidated damages for the willful breach by a Party of the terms of this Agreement or otherwise limit the rights of the nonbreaching Party.

         11.3 Brokers and Finders. Except for The Carson Medlin Company as to CBI, each of the Parties represents and warrants that neither it nor any of its officers, directors, employees, or Affiliates has employed any broker or finder or incurred any Liability for any financial advisory fees, investment bankers' fees, brokerage fees, commissions, or finders' fees in connection with this Agreement or the transactions contemplated hereby. In the event of a claim by any broker or finder based upon his or its representing or being retained by or allegedly representing or being retained by CFB or CBI, each of CFB and CBI, as the case may be, agrees to indemnify and hold the other Party harmless from and against any Liability in respect of any such claim.

         11.4 Entire Agreement. Except as otherwise expressly provided herein, this Agreement (including the documents and instruments referred to herein) constitutes the entire agreement between the Parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereto, written or oral (except, as to Section 8.6(b) of this Agreement, for the Confidentiality Agreement). Nothing in this Agreement expressed or implied, is intended to confer upon any Person, other than the Parties or their respective successors, whether third party beneficiaries or otherwise, any rights, remedies, obligations, or liabilities under or by reason of this Agreement, other than as provided in Sections 8.13 of this Agreement.

         11.5 Amendments. To the extent permitted by Law, this Agreement may be amended by a subsequent writing signed by each of the Parties upon the approval of the Boards of Directors of each of the Parties, whether before or after shareholder approval of this Agreement has been obtained; provided, that after any such approval by the holders of CFB Common Stock, there shall be made no amendment that pursuant to the FBCA requires further approval by such shareholders without the further approval of such shareholders; and further provided, that after any such approval by the holders of CFB Common Stock, the provisions of this Agreement relating to the manner or basis in which shares of CFB Common Stock will be exchanged for shares of CBI Common Stock shall not be amended after the Shareholders' Meetings in a manner adverse to the holders of CFB Common Stock without any requisite approval of the holders of the issued and outstanding shares of CFB Common Stock entitled to vote thereon.

         11.6    Waivers.

              (a) Prior to or at the Effective Time, CBI, acting through its Board of Directors, chief executive officer or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by CFB, to waive or extend the time for the compliance or fulfillment by CFB of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of CBI under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of CBI.

              (b) Prior to or at the Effective Time, CFB, acting through its Board of Directors, chief executive officer or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by CBI, to waive or extend the time for the compliance or fulfillment by CBI of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of CFB under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of CFB.

              (c) The failure of any Party at any time or times to require performance of any provision hereof shall in no manner affect the right of such Party at a later time to enforce the same or any other provision of this Agreement. No waiver of any condition or of the breach of any term contained in this Agreement in one or more instances shall be deemed to be or construed as a further or continuing waiver of such condition or breach or a waiver of any other condition or of the breach of any other term of this Agreement.

         11.7 Assignment. Except as expressly contemplated hereby, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any Party hereto (whether by operation of Law or otherwise) without the prior written consent of the other Party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and assigns.

         11.8 Notices. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered by hand, by facsimile transmission, by registered or certified mail, postage pre-paid, or by courier or overnight carrier, to the persons at the addresses set forth below (or at such other address as may be provided hereunder), and shall be deemed to have been delivered as of the date so delivered:

              CFB:                          Citizens First Bancshares, Inc.
                                            750 S.W. Martin Luther King, Jr. Ave.
                                            Ocala, Florida 34478
                                            Telecopy Number: (904) 732-0540

                                            Attention: H. Reid Sides, Jr.

              Copy to Counsel:              Hicks & MacQuarrie
                                            2303 S.E. 17th Street
                                            Ocala, Florida 34471
                                            Telecopy Number: (904) 351-2284

                                            Attention: C. Daniel Hicks

              CBI:                          Citi-Bancshares, Inc.
                                            1211 North Boulevard West
                                            Leesburg, Florida 34748-5351
                                            Telecopy Number: (904) 326-4738

                                            Attention: Kenneth W. Mullis

              Copy to Counsel:              Alston & Bird
                                            One Atlantic Center
                                            1201 West Peachtree Street
                                            Atlanta, Georgia 30309-3424
                                            Telecopy Number: (404) 881-7777

                                            Attention: Ralph F. MacDonald, III

         11.9    Governing Law.   This Agreement shall be governed by and
construed in accordance with the Laws of the State of Florida, without regard to any applicable conflicts of Laws.

         11.10 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

         11.11 Captions. The captions contained in this Agreement are for reference purposes only and are not part of this Agreement.

         11.12   Interpretations.   Neither this Agreement nor any
uncertainty or ambiguity herein shall be construed or resolved against any party, whether under any rule of construction or otherwise. No party to this Agreement shall be considered the draftsman. The parties acknowledge and agree that this Agreement has been reviewed, negotiated and accepted by all parties and their attorneys and shall be construed and interpreted according to the ordinary meaning of the words used so as fairly to accomplish the purposes and intentions of all parties hereto.

         11.13 Enforcement of Agreement. The Parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

         11.14 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

         IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed on its behalf and its corporate seal to be hereunto affixed and attested by officers thereunto as of the day and year first above written.


ATTEST:                                            CITI-BANCSHARES, INC.


/s/ BOBBY A. SULLIVAN                             By: /s/ KENNETH W. MULLIS
---------------------------                            ---------------------------
Secretary                                                   President


[CORPORATE SEAL]


ATTEST:                                            CITIZENS FIRST BANCSHARES, INC.


/s/ CHERYL R. ROSS                                 By: /s/ H. REID SIDES, JR.
---------------------------                            ---------------------------
Secretary                                                   President

[CORPORATE SEAL]

                                LIST OF EXHIBITS


Exhibit Number   Description

          1.              Bank Plan of Merger.  (Sec. 1.4).

          2.              Form of Directors' Agreement.  (Sec. 5.22).

          3.              Form of Shareholders' Agreement.  (Sec. 5.25).

          4.              Form of agreement of affiliates of CFB.  (Sec.
                          8.12, 9.2(g)).

          5.              Matters as to which Hicks & MacQuarrie will opine.
                          (Sec. 9.2(d)).

          6.              Form of Claims Letter  (Sec. 9.2(h)).

          7.              Matters as to which Alston & Bird will opine.  (Sec.
                          9.3(d)).





                                     iv